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AMENDED AND RESTATED LICENSE AGREEMENT
THIS AMENDED AND RESTATED LICENSE AGREEMENT (“Agreement”), is dated as of December 21, 2000 (the “Effective Date”) by and between MacMark Corporation, a Delaware corporation (“MacMark”), Equilink Licensing Corporation, a Delaware corporation (“Equilink”) and Sport Supply Group, Inc., a Delaware corporation (“SSG”).
WITNESSETH:
WHEREAS, MacMark is the owner of the Trademarks (as defined below);
WHEREAS, Equilink has exclusive rights to use and license the Trademarks (as defined below), except for such rights granted to SSG by this Agreement and the rights granted pursuant to the Other License Agreements (as defined below);
WHEREAS, MacMark, Equilink and BSN Corp. (“BSN”) entered into a Perpetual License Agreement, a Trademark Maintenance Agreement, and a Master Agreement (the “1992 Master Agreement”), all dated as of February 19, 1992 (collectively the “1992 Agreements”);
WHEREAS, BSN assigned the 1992 Agreements to SSG;
WHEREAS, the February 19, 1992 Perpetual License Agreement and Trademark Maintenance Agreement were twice amended, once by Amendment No. 1 dated as of November 1, 1992 and once by Amendment No. 2 dated as of October 8,1998;
WHEREAS, disputes have arisen between MacMark and Equilink, on the one hand, and SSG, on the other hand, concerning the 1992 Agreements, as amended;
WHEREAS, the parties have resolved those disputes and others pursuant to a Settlement Agreement dated as of December 21, 2000 (the “Settlement Agreement”);
WHEREAS, this Agreement is entered into in accordance with the terms of the Settlement Agreement;
WHEREAS, this Agreement is intended to amend and restate, in their entirety, the 1992 Agreements, as previously amended, as those agreements pertain to SSG, MacMark and Equilink, but not to otherwise affect the 1992 Master Agreement as it pertains to any other parties to that agreement;
NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the delivery, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Prior Agreements. This Agreement amends, restates and replaces, in their entirety, the 1992 Agreements and all amendments of the 1992 Agreements that predate the Effective

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Date of this Agreement, as those agreements pertain to SSG, MacMark and Equilink, but not to otherwise affect the 1992 Master Agreement as it pertains to any other parties to that agreement.

2.	Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below. The singular includes the plural and vice versa as indicated by the context. Any term defined elsewhere in this Agreement shall have the meaning set forth in that definition wherever the term is used in this Agreement.
2.1	“Brick and Mortar Retailer” shall mean a business, including the advertisement, offer for sale, sale and distribution of products, that: i) is conducted through sales in a physical store (as contrasted with a virtual store operated using E- Commerce); and ii) where the business solely intends to sell products exclusively to individuals for their personal use.

2.2	“Brick and Mortar Retail Store” shall mean a means or method of doing business, including the advertisement, offer for sale, sale and distribution of products, that: i) is conducted through sales in a physical store (as contrasted with a virtual store operated using E-Commerce); and ii) where the business solely intends to sell products exclusively to individuals for their personal use.

2.3	“Channels of Trade” shall mean conducting business (including the advertisement, offer for sale, sale and distribution of products) through any and all means and methods that currently exist or may exist in the future, including but not limited to E-Commerce.

2.4	“Closeouts” shall mean MacGregor-branded Products sold by SSG that satisfy one or more of the following: i) the MacGregor-branded Product is no longer included in SSG’s regularly scheduled catalogs (but excluding any closeout catalogs); ii) SSG’s current intention is to neither reorder the MacGregor-branded Product nor to offer it for sale other than as a closeout or discontinued item; or iii) SSG advertises it as a “closeout,” a “discontinued item,” an “overstocked item”or “while supplies last” item.

2.5	“Domestic Territory” shall mean the United States (including its current and future territories, possessions, and military posts worldwide), Canada, and Mexico.

2.6	“E-Commerce” shall mean conducting business (including the advertisement, offer for sale, sale and distribution of products) through a global, international, national, local or other electronic network (such as the Internet, private network or corporate intranet), or any subpart thereof, which may be accessed or created now or in the future, and any other current or future means or method of advertisement, sale, order taking or distribution via an electronic means.

2.7	“Exclusive Customers” shall mean: (a) institutional sporting goods customers, including, but not limited to, athletic teams, boys and girls groups (including

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without limitation JCC’s, PTA’s, and YMCA’s), businesses (that are not Excluded Customers), camps, churches, coaches, community centers, community service groups, dealers (that are not Excluded Customers), educational institutions and those that buy for and that are buying for educational institutions or for students in connection with programs sponsored by educational institutions (including without limitation grade schools, high schools, colleges, administrators, teachers, and coaches), federal and state governmental subdivisions and agencies (including without limitation military installations and prisons), health and sports clubs, hospitals, hotels, human services, park and recreation departments, parks, property management (including condominium, apartment and community associations), recreational departments, resorts, retirement homes, social organizations, team sports associations and leagues (such as little leagues), youth sports leagues, and those that buy for and are buying for institutional sporting goods customers; and (b) any and all customers that: i) will resell or who will offer to resell Products (as hereinafter defined) to institutional sporting goods customers, and who also sell sporting goods products to customers other than institutional sporting goods customers; or ii) will resell or who will offer to resell Products (as hereinafter defined) exclusively to institutional sporting goods customers. In no instance shall Exclusive Customers include any Excluded Customers.

2.8	“Excluded Customers” shall mean and be limited to those specific entities listed on Exhibit C hereto and any other entity located in the Domestic Territory that: i) sells exclusively to individual consumers for their personal use; and ii) is not an On-Line Seller (as hereinafter defined).

2.9	“Otherwise Licensed Products” shall mean and be limited to products listed on Exhibit B-2 hereto and any products MacMark or Equilink licenses to another licensee after SSG elects not to exercise its right of first refusal under paragraph 9 so long as such third party license is in effect.

2.10	“Footstar Agreement” shall mean that License Agreement between Equilink and Footstar dated March 4, 1998, a true, correct and complete copy of which MacMark shall deliver to SSG prior to the execution and delivery of this Agreement.

2.11	“Individual Customers” shall mean any and all individual consumers who are purchasing a Product (as hereinafter defined) other than for resale and that are not Exclusive Customers.

2.12	“International Territory” shall mean all places other than the Domestic Territory.

2.13	“K-Mart Agreement” shall mean that License Agreement between Equilink and K-Mart dated January 23, 1989, as amended and supplemented by the First Supplemental Agreement, Second Supplemental Agreement and Third Supplemental Agreement dated November 16, 1989, August 30, 1990, and

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June 30, 1994, respectively, a true, correct and complete copy of which MacMark shall deliver to SSG prior to the execution and delivery of this Agreement.

2.14	“MacGregor-branded Product(s)” shall mean Product(s) (as hereinafter defined) bearing or otherwise identified by the Trademarks (as hereinafter defined).

2.15	“On-Line Sellers” shall mean any and all entities that sell, offer to sell, resell or offer to resell a Product (as hereinafter defined) through E-Commerce and that are not; i) Exclusive Customers; ii) Brick and Mortar Retailers selling goods through their own website. The parties agree and stipulate that an entity that sells, offers to sell, resells or offers to resell a Product through E-Commerce, but also meets the definition of Exclusive Customer in paragraph 2.7, will be considered an Exclusive Customer for purposes of this Agreement.

2.16	“Other License Agreements” shall mean the Regent Agreement, the K-Mart Agreement and the Footstar Agreement.

2.17	“Outbound Freight” shall mean SSG’s Average Freight Percentage multiplied by total sales of MacGregor-branded Products in each Royalty Year. As used in this paragraph 2.17, “SSG’s Average Freight Percentage” means SSG’s total cost of outbound freight divided by SSG’s net revenues in each Royalty Year. By way of example only, in fiscal year 2000, SSG’s Average Freight Percentage calculated under this formula was approximately 7.61%.

2.18	“Product(s)” shall mean the products listed on Exhibit B-l hereto and such additional products approved pursuant to paragraph 8.2 or added pursuant to paragraphs 9 or 10.

2.19	“Regent Agreement” shall mean that License Agreement between Equilink and Regent Sports dated September 24, 1999, a true, correct and complete copy of which MacMark shall deliver to SSG prior to the execution and delivery of this Agreement.

2.20	“Royalty Year” shall mean the one-year period beginning on August 1 and ending on July 31. The first Royalty Year shall begin on August 1, 2000.

2.21	“Trademarks” shall mean the trademark MACGREGOR, the trademark THE ATHLETE’S CHOICE, the “M” & Design trademark, all stylized versions and variations of these trademarks, all updated or new stylized versions of such trademarks, all combinations of these trademarks, and all present and future registrations or applications for registration therefore, and shall include, but not be limited to, the trademarks and registrations listed on Exhibit A-l hereto (the “MacMark Trademarks” and “MacMark Registrations,” respectively) and the trademarks and registrations listed on Exhibit A-2 hereto (the “MacGregor Corporation Trademarks” and the “MacGregor Corporation Registrations,” respectively).

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3.	Grant of License. Subject to the applicable use restrictions imposed by the Settlement Agreement dated April 9, 1981, among MacGregor Sporting Goods, Inc., MacGregor-Doniger Inc., and The Brunswick Corporation, MacMark and Equilink hereby grant to SSG:
3.1	Exclusive License/Exclusive Customers/Domestic. The exclusive (including as to MacMark and Equilink) right and license to promote, advertise, merchandise, offer for sale, sell, and distribute all MacGregor-branded Products, through all Channels of Trade other than a Brick and Mortar Retail Store, to Exclusive Customers located in the Domestic Territory. MacMark and Equilink acknowledge that the right and license granted herein, includes, but is not limited to, the right for Exclusive Customers, who have purchased or agreed to purchase MacGregor-branded Products from SSG, to resell and distribute MacGregor- branded Products through all Channels of Trade (including, but not limited to, through E-Commerce and Brick and Mortar Retail Stores) and to any person or entity.

3.2	Exclusive License/Individual Customers and On-Line Sellers/Domestic. The exclusive (including as to MacMark and Equilink) right and license to promote, advertise, merchandise, offer for sale, sell, and distribute all MacGregor-branded Products, except the Otherwise Licensed Products, through all Channels of Trade other than a Brick and Mortar Retail Store, to Individual Customers and On-Line Sellers located in the Domestic Territory. MacMark and Equilink acknowledge that the right and license granted herein includes, but is not limited to, the right for On-Line Sellers, who have purchased or agreed to purchase MacGregor- branded Products from SSG, to resell and distribute MacGregor-branded Products, except the Otherwise Licensed Products, to any person or entity through E-Commerce.

3.3	Non-Exclusive License/All Customers/International. Subject to the requirements of the next sentence of this paragraph 3.3, the non-exclusive right and license to promote, advertise, merchandise, offer for sale, sell and distribute all MacGregor- branded Products, through all Channels of Trade, to any person or entity of any type located in the International Territory. This right and license is limited to promoting, advertising, merchandising, and offering for sale MacGregor-branded Products through English language catalogs, mailers, advertising and promotions; salespeople; and E-Commerce (including, but not limited to, the nonexclusive right and license to accept orders from customers who receive English language catalogs, mailers, advertising and promotions in the International Territory or who place orders through E-Commerce from the International Territory) and to fulfilling such orders by shipping MacGregor-branded Products to such customers located in the International Territory. Notwithstanding the foregoing, this right and license does not include the right of salespersons to make in-person sales visits to the premises of Brick and Mortar Retailers located in the International Territory that sell exclusively to Individual Customers for the purpose of selling MacGregor-branded Products. SSG recognizes that the rights granted under this

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paragraph 3.3 are nonexclusive and that MacMark may license others to sell MacGregor-branded products to customers located in the International Territory, subject to SSG’s rights under paragraphs 9, 10 and 11 of this Agreement.

3.4	Non-Exclusive License to Display and Advertise. The non-exclusive right and license for SSG, customers of SSG who have or may purchase MacGregor- branded Products from SSG, and others authorized by SSG to display and otherwise promote, advertise, merchandise, and offer for sale all MacGregor- branded Products, through all Channels of Trade, anywhere in the Domestic Territory or the International Territory, to any person or entity of any type, including but not limited to Exclusive Customers, Individual Customers, On-Line Sellers, Excluded Customers, and the general public.

3.5	Non-Exclusive License to Manufacture, Source, Import and Export. The non-exclusive right and license to use, or to authorize others to use, the Trademarks anywhere in the world in connection with manufacturing, sourcing, importing and exporting of the Products anywhere in the world.

3.6	Domain Names. The exclusive right and license to promote, advertise, merchandise, offer for sale, sell, and distribute all MacGregor-branded Products using the domain names macteamsports.com, MacGregorTeamSports.com, and MacGregorSports.com in all cases and combination of cases and using all top level domains and suffixes (e.g., .sports, .earth, .USA, .biz, .info, ..pro, .coop, .name, etc.) that are now available or may become available in the future (the “Domain Names”). SSG shall also have the exclusive right to register, administer and use, in the Domestic Territory and the International Territory, the Domain Names; provided, however, that the Domain Names shall be the property of MacMark. SSG will register MacMark as the owner of the Domain Names used by SSG. SSG’s use of the Domain Names during the term of the Agreement will inure to the benefit of MacMark, and, in the event this Agreement is terminated, SSG will transfer the administration of the Domain Names to MacMark.

3.7	Excluded Rights. Notwithstanding paragraphs 3.1 through 3.6, SSG shall have no right to sell or distribute MacGregor-branded Products to Excluded Customers in the Domestic Territory or to sublicense others to sell or distribute MacGregor- branded Products to Excluded Customers in the Domestic Territory. The rights granted to SSG herein also specifically exclude, without the prior written consent of MacMark or Equilink, the following: (a) the ability to own a Brick and Mortar Retailer using any of the Trademarks as part of the name of the store, and (b) the ability to use any of the Trademarks as part of SSG’s corporate name. Neither SSG’s use of the phrases “MacGregor Team Sports Licensee.” “MacGregor Team Sports,” “MacGregor Sports” nor SSG’s use of the Domain Names, including such use on catalogs, advertisements, the Internet, web pages, business cards, letterhead, facsimile cover sheets, stationery, phone messages and telephone usage, shall be deemed to conflict with this paragraph 3.7.

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3.8	Procedure For Otherwise Licensed Products. SSG will implement reasonable procedures to ensure that Otherwise Licensed Products are not sold by SSG to Individual Customers in the Domestic Territory. MacMark and Equilink acknowledge that SSG’s procedures will be sufficient if they are substantially similar to the procedures outlined in Exhibit D.

3.9	Premiums. SSG shall have the right to distribute MacGregor-branded Products to all or any customers without charge as promotional premiums in connection with purchases by those customers of other products from SSG, so long as the value of such premiums (based on the lowest sales price of the MacGregor-branded Product) does not exceed 10% of SSG’s annual gross sales of MacGregor-branded Products in any single Royalty Year. In the event the value of such premiums (based on the lowest sales price of the MacGregor-branded Product) does exceed 10% of SSG’s annual gross sales of MacGregor-branded Products in any single Royalty Year, SSG will include the value of the premiums (based on the lowest sales price of the MacGregor-branded Product and excluding Outbound Freight, taxes, returns and sales credits) over the 10% limit as a sale for purpose of calculating the Annual Royalty due under paragraph 4 for that Royalty Year. Notwithstanding the foregoing, this paragraph 3.9 shall not apply to the distribution of MacGregor-branded Products as samples and not as premiums.

3.10	Customer Classification. In the event a customer or a potential customer could fall within more than one customer classification, then the parties agree that the customer will be considered in the customer classification that provides SSG with the greatest rights to promote, advertise, merchandise, offer for sale, sell and distribute MacGregor-branded Products to that customer, provided that SSG complies with the provisions of paragraphs 3.1, 3.2 and 3.3.
4.	Royalty and Royalty Reports. SSG will pay to Equilink an annual royalty (the “Annual Royalty”) of 2% of annual gross sales (after deducting Outbound Freight, taxes, returns and sales credits) of MacGregor-branded Products that exceed, for the applicable Royalty Year, $17 million; provided, however, that once SSG’s annual sales of MacGregor-branded Products exceed $22 million, SSG is permitted to pay a reduced annual royalty of 1% on gross sales (after deducting Outbound Freight, taxes, returns and sales credits) of Closeouts of MacGregor-branded Products in those Royalty Years where SSG sells MacGregor-branded Products as Closeouts. In no event shall the 1% royalty apply to more than 10% of total annual sales (after deducting Outbound Freight, taxes, returns and sales credits) of MacGregor-branded Products in excess of $22 million. The guaranteed minimum Annual Royalty shall be One Hundred Thousand Dollars (U.S. $100,000.00) (the “Guaranteed Minimum Annual Royalty”), and the Guaranteed Minimum Annual Royalty shall be credited against the total Annual Royalty payable in any Royalty Year. The Annual Royalty shall be paid as follows: (a) Fifty Thousand Dollars (U.S. $50,000) on or before January 31 of each Royalty Year; (b) Twenty-Five Thousand Dollars (U.S. $25,000) on or before April 30 of each Royalty Year; (c) Twenty-Five Thousand Dollars (U.S. $25,000) on or before July 31 of each Royalty Year; and (d) the balance of any

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Annual Royalty due for a Royalty Year on or before the first September 30 following such Royalty Year.

In connection with its September 30 payment, SSG shall submit to Equilink a report of its annual gross sales (after deducting Outbound Freight calculated in accordance with paragraph 2.17, taxes, returns and sales credits) of MacGregor-branded Products during the preceding Royalty Year, which report shall be accompanied by a statement from SSG’s chief financial officer, controller, principal accounting officer, treasurer, chief operating officer, president or chairman that the report is correct in all material respects. SSG shall keep, for a period of at least three (3) years after the conclusion of the Royalty Year, accounting records showing the sales of MacGregor-branded Products in that Royalty Year. Upon receipt of a written request from Equilink, SSG will make available to Equilink or its authorized representative, at Equilink’s sole expense, such accounting records of SSG and its affiliates, assigns and sublicensees, reasonably necessary to verify SSG’s annual sales of MacGregor-branded Products in a Royalty Year for which SSG is obligated to maintain its accounting records under this Agreement as of the time the request is made. Once during each Royalty Year after the Effective Date of this Agreement and once after the termination of the Agreement in accordance with paragraph 6, Equilink shall be entitled to an independent audit of SSG’s accounting records by a Big 5 public accounting firm or a regional accounting firm that is mutually acceptable to the parties and, in either case, that is not the auditor for Equilink or any of its affiliates, including but not limited to MacMark and Riddell Sports, Inc., to determine SSG’s sales of MacGregor-branded Products for the previous two (2) Royalty Years. The audit shall be limited to the determination of SSG’s sales of MacGregor-branded Products for the previous two (2) Royalty Years, shall not include any Royalty Year previously audited, shall not include any period prior to July 31, 2000, and shall be conducted during normal business hours at SSG’s home office at a date and time to be mutually agreed upon by the parties. The cost of the audit shall be paid by Equilink unless the audit shows that SSG has understated sales of MacGregor-branded Products or overstated deductions for the Royalty Year in question by more than 10%, in which case SSG shall pay all of Equilink’s costs of the audit and any additional royalty that is due. Equilink, MacMark and its auditors agree to maintain the confidentiality of and not disclose to third parties the information SSG provides in connection with any such audit.

5.	Term. The “Term” of this Amended and Restated License Agreement shall commence as of the Effective Date and shall continue in full force and effect for a period of forty (40) years unless terminated pursuant to paragraph 6 of this Agreement. This Agreement shall be automatically renewed for successive forty (40) year periods unless terminated pursuant to and in accordance with paragraph 6 of this Agreement.

6.	Termination. This Agreement shall be terminable only in accordance with the provisions of this paragraph 6.
6.1	Material Breach of Agreement. In the event of any material breach of this Agreement, the aggrieved party shall promptly provide written notice of the specific material breach, and, except as set forth in paragraph 6.2, the party

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committing such breach shall have sixty (60) days after its receipt of the written notice of the specific material breach to effect a cure thereof. If such a material breach is not cured within such sixty (60) day period, the aggrieved party shall have the right to terminate this Agreement by written notice of termination, provided, however, if such material breach is of a nature that it is unable to be cured within such sixty (60) day period despite the good faith efforts of the party receiving the notice, then the aggrieved party may not terminate this Agreement so long as the other party is diligently procuring such cure and, in fact, subsequently effects such cure within a reasonable period of time. A material breach of this Agreement is not subject to the dispute resolution provision in paragraph 21.

6.2	Nonpayment of Royalty. SSG’s failure to pay the Guaranteed Minimum Annual Royalty (or any portion thereof) in accordance with the provisions of paragraph 4 shall be considered a material breach of this Agreement that is subject to cure within ten (10) business days after SSG’s receipt of a written notice of such breach. SSG’s failure to pay any material amount due under paragraph 4 of this Agreement other than the Guaranteed Minimum Annual Royalty shall be considered a material breach of this Agreement that is subject to cure within sixty (60) days after SSG’s receipt of a written notice of the specific amount due to Equilink, provided, however, if: i) there is a good faith dispute about the amount that is due to Equilink under paragraph 4, then SSG’s failure to pay the disputed amount will not be a material breach of this Agreement unless SSG fails to pay to Equilink any amount ultimately deemed due within sixty (60) days of the final resolution of the good faith dispute; or ii) as a result of an audit conducted in accordance with paragraph 4 of this Agreement, it is determined that SSG owes Equilink an additional amount under paragraph 4, then SSG’s failure to pay that amount will not be a material default of this Agreement unless SSG fails to pay to Equilink any amount ultimately deemed due within thirty (30) days of the final resolution of the audit.

6.3	Non-Material Breaches. In the event of any non-material breach under this Agreement, the aggrieved party shall promptly provide written notice of the non- material breach. The parties agree that non-material breaches cannot be a basis for terminating this Agreement and shall be subject to the dispute resolution provision in paragraph 21, except as provided in paragraphs 6.4, 6.2 and 6.1. The parties further agree that the matters that may result in non-material breaches include, but are not limited to, the following:
6.3.1	Whether SSG has complied with the procedures referenced in paragraph 3.8;

6.3.2	Whether SSG has sold a MacGregor-branded Product to a customer that is not covered by SSG’s license under this Agreement;

6.3.3	Whether SSG has sold a MacGregor-branded product that is not covered by SSG’s license under this Agreement;

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6.3.4	Whether a product advertised, offered or sold by SSG is a new product that requires approval under paragraph 8.2 or is already a Product as defined in this Agreement;

6.3.5	Whether a customer is an Excluded Customer, Exclusive Customer, Individual Customer or On-line Seller as defined in this Agreement;

6.3.6	Whether SSG or Equilink has complied with the approval provisions of paragraph 8, including paragraph 8.1 (quality of product), paragraph 8.2 (new product approval) and paragraph 8.3 (advertising approval);

6.3.7	Whether SSG has complied with the requirements of paragraph 12 (use of Secondary Marks);

6.3.8	Whether SSG has complied with the provisions of paragraph 13;

6.3.9	Whether SSG has complied with the provisions of paragraph 3.9 (Premiums);

6.3.10	Whether a third-party manufacturer meets the requirements of paragraph 14 and/or whether SSG has complied with the requirements of paragraph 14;

6.3.11	Whether SSG has complied with the requirements of paragraph 19;

6.3.12	Whether SSG or MacMark have complied with the requirements of paragraph 16 (Trademark and Registration Maintenance); and

6.3.13	Whether SSG, MacMark or Equilink have complied with the requirements of paragraph 21 (Dispute Resolution Procedure for Certain Disputes).
6.4	Reoccurring, Intentional or Reckless Non-material Breaches. If SSG has: i) intentionally and willfully, or ii) recklessly failed to obtain the approval required under paragraph 8.2 for more than five (5) products in any single Royalty Year, then such intentional and willful failure shall constitute a material breach of the Agreement that is subject to the provisions of paragraph 6.1. In that case, SSG will be deemed to have cured the breach by either obtaining Equilink’s approval for the products in accordance with the provisions of paragraph 8.2 or by stopping future sales of the products within sixty days of SSG’s receipt of the notice required by paragraph 6.1.

6.5	Failure To Reach Target Revenues. Any party may terminate this Agreement on sixty (60) days prior written notice if SSG’s gross revenues from the sale or other distribution of MacGregor-branded Products for any Royalty Year beginning with the Royalty Year ending July 31, 2005 are less than the Target Revenues (as defined below).

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For the Royalty Year ended July 31, 2005, “Target Revenues” shall be $8,250,000. For each Royalty Year thereafter, “Target Revenues” shall be increased or decreased, as applicable, by the percentage change in the U.S. Bureau of Labor Statistics, Producer Price Index for Selected Commodities (Annual) — Miscellaneous Products — Toys, Sporting Goods, Small Arms, Etc. for the calendar year immediately preceding the calendar year for which “Target Revenues” are being calculated, provided that in no event shall such adjustment exceed 3% of the then applicable “Target Revenues. ” If the adjustment would have exceeded 3%, but for the foregoing, such amount in excess of 3% shall be carried forward and, subject to the 3% annual adjustment, be used to increase or decrease future adjustments.

6.6	Voluntary Termination By SSG. SSG may terminate this Agreement effective on the tenth (10th) year anniversary of this Agreement and on each subsequent fifth (5th) year anniversary (i.e., the 10th, 15th, 20th, 25th year anniversary, etc.) by giving 180 days written notice to MacMark and Equilink prior to such anniversary.
7.	Rights Upon Termination. Upon termination of this Agreement, unless otherwise permitted by MacMark or Equilink, SSG shall discontinue using the Trademarks in connection with the manufacture, advertisement, sale, distribution and promotion of the MacGregor-branded Products, with the following exceptions:
7.1	Catalog Fulfillment. SSG and its authorized agents and sublicensees shall be permitted to use the Trademarks in accordance with the provisions of this Agreement to fulfill any orders for MacGregor-branded Products received as a result of catalogs then in circulation, including catalogs published by customers of SSG.

7.2	Inventory Depletion. For twenty-four (24) months (the “Sell-Off Period”) following the termination of this Agreement in accordance with the provisions of paragraph 6, SSG shall be permitted to advertise, sell or otherwise distribute (a) SSG’s inventory of all MacGregor-branded Products and unfinished Products meant to be MacGregor-branded Products when finished, including the right to finish any work-in-process and use supplies of raw materials on hand or ordered, (b) all MacGregor-branded Products ordered from a supplier prior to termination under purchase orders which cannot be cancelled without penalty to or a claim against SSG and (c) all MacGregor-branded Products ordered prior to termination under binding sales orders outstanding at the time of such termination which sales orders cannot be cancelled without penalty to or a claim against SSG.

7.3	Continuing Obligations. The parties agree that during the Sell-Off Period, they shall abide by and uphold their rights and obligations accrued or existing as of termination of the Agreement. The parties further agree that the representations, rights and obligations contained in paragraphs 6, 7, 25, 26, 28, 30 and 33 will survive the termination of this Agreement.

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7.4	Royalty Obligation. At the conclusion of the Sell-Off Period, SSG’s obligation to pay Equilink any future royalty, including the Guaranteed Minimum Annual Royalty, shall terminate, provided, however, this provision will not affect SSG’s obligation to pay Equilink any royalty due and owing as of the end of the Sell-Off Period. If the Sell-Off Period ends at any time other than the end of a Royalty Year, the Guaranteed Annual Minimum Royalty for that Royalty Year will be pro-rated based on a fraction, the numerator of which is the number of months of the Royalty Year that occurred prior to the end of the Sell-Off Period and the denominator of which will be 12.

7.5	Notice To Suppliers. On or before the 90th day after the valid termination of this Agreement in accordance with the provisions of paragraph 6, SSG will send written notice, at their last known address, to those suppliers who, in the twelve (12) months immediately prior to the effective date of the termination, have supplied MacGregor-branded Products to SSG, that the Agreement has been terminated and that any further rights to manufacture MacGregor-branded Products are limited to the rights contained in paragraph 7 of this Agreement, and SSG will in writing certify to MacMark that such notices have been sent. Further, after the Sell-Off-Period, SSG will reasonably cooperate with MacMark to confirm whether a company subsequently accused of infringement of the Trademarks was a SSG supplier prior to the termination of this Agreement and whether such company received notice under this paragraph 7.5.
8.	Quality Control, New Product Approval and Advertising Approval. For so long as SSG shall manufacture, sell and advertise any MacGregor-branded Products:
8.1	Quality Control and Inspection. The use by SSG of the Trademarks and the manufacture and sale of any Products in association therewith, shall substantially conform to the standards of quality employed by SSG as of the Effective Date. SSG shall permit Equilink and its designees, on prior written notice to SSG, one (1) visit per calendar year at Equilink’s sole expense to inspect all the facilities and equipment used in connection with the manufacture of MacGregor-branded Products, and to make such additional inspections upon SSG’s consent, which shall not be unreasonably withheld, in order to assure that such MacGregor- branded Products substantially conform to these standards.

8.2	New Product Approval. If SSG desires to use a Trademark in connection with a product that is not covered by this Agreement, then SSG, subject to the terms of this paragraph, may make available a sample of the product to Equilink for approval, which approval shall not be withheld unless (a) another party holds the exclusive right and license to use the Trademark on the proposed new product; (b) the proposed new product exposes Equilink or MacMark to an unreasonable risk of liability that is not covered by the insurance required by paragraph 18 below; or (c) the new product is not of the same quality as the MacGregor- branded Products offered by SSG as of the date of this Agreement. For any proposed new product with a standard freight rating equal to or less than FAK 50, SSG shall send a sample of the product and a completed New Product Approval

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Request Form substantially in the form attached as Exhibit E to Equilink, c/o Bill Sherman, 3670 Milwaukee Ave, Chicago, Illinois, 60641 (or such other person designated by Equilink in accordance with the notice provisions of paragraph 24) and a picture of the product to Equilink, c/o Arlana Cohen, St. Onge Steward Johnston & Reens, L.L.C., 986 Bedford Road, Stamford Connecticut 06095 (or such other person designated by Equilink in accordance with the notice provisions of paragraph 24). For any proposed new product with a standard freight rating greater than FAK 50, SSG shall submit a picture of a sample of the proposed new product to Equilink at both addresses specified above, along with a written notice advising where Equilink can (at Equilink’s option and expense), inspect a sample of the proposed new product. If Equilink fails to object in writing to the quality of proposed product within ten (10) days after its receipt of the New Product Approval Request Form, then SSG’s use of the Trademarks on the new product will be deemed approved and the definition of Products will be deemed amended to include the new proposed product. Color changes, model changes, style and grade designations, cosmetic type changes, or changes that do not materially alter the specifications of a Product will not constitute a new product that requires Equilink’s approval under this paragraph. The interim approvals given by MacMark and Equilink through its counsel during the negotiation of this Agreement are ratified by MacMark and Equilink.

8.3	Materials Approval. MacMark and Equilink acknowledge that they have approved SSG’s current use of the Trademarks in advertising and promotional materials, including but not limited to: (a) SSG’s uses on business cards, letterhead, facsimile cover sheets, and stationery, examples of which are attached hereto as Exhibit F; and (b) the uses in the catalogs and web pages listed on Exhibit G. SSG will provide to Equilink (c/o Arlana Cohen, St. Onge Steward Johnston & Reens, L.L.C, 986 Bedford Road, Stamford Connecticut 06095, or such other person designated by Equilink in accordance with the notice provisions of paragraph 24), for approval, a preproduction print of any advertising, catalog page or other promotional material that contains a use of the Trademarks that was not previously approved and a completed New Advertising and Promotional Approval Request Form substantially in the form attached as Exhibit H; provided, however any use by SSG or others (in accordance with paragraph 3.4) of the Trademarks that does not materially differ from the uses by SSG previously approved by Equilink or MacMark (including but not limited to replicating such uses on Internet web pages, fliers, mailers and other advertising pieces) will not require any additional approvals. Equilink will not withhold its approval of the proposed use of the Trademarks unless: (a) such proposed use would violate the applicable use restrictions imposed by the Settlement Agreement, dated April 9, 1981, among MacGregor Sporting Goods, Inc., MacGregor-Doniger Inc., and The Brunswick Corporation; (b) such proposed use does not depict the Trademarks in a type style previously in use or otherwise approved; or (c) such proposed use of the Trademarks identifies products which are not defined in Exhibit B-l or otherwise subject to this Agreement. If Equilink does not object in writing to the proposed new uses of the Trademarks within ten (10) days after its receipt of the

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material, the proposed new uses will be deemed approved. The interim approvals given by MacMark through its counsel during the negotiation of this Agreement are ratified by MacMark and Equilink.
9.	Right Of First Refusal — Additional Products. Equilink and MacMark grant to SSG the first right to obtain a license to use the Trademarks in connection with any products not included in the definition of “Products” in this Agreement or otherwise approved by MacMark or Equilink and on which Equilink or MacMark may license the Trademarks, except (a) a license for the right to sell sneakers, athletic and other types of street shoes (but excluding cleats and rollerblades) under the Trademarks; or (b) a license to a third-party (including Regent) for the right to sell any products under the Trademarks whereby sales by the prospective third-party licensee of said products are strictly limited to Brick and Mortar Retailers that are not SSG’s Exclusive Customers and whereby said products may not be advertised, displayed, promoted, merchandised, offered for sale, sold or distributed by the prospective third-party licensee through E-Commerce. Any third-party license that is limited as set forth in (b) above, will set forth the limitations in writing and provide that the third-party licensee cannot circumvent these limitations by arrangements that would result in the licensed products being sold via E-Commerce without the owner of the Brick and Mortar Retailer first purchasing the goods from the licensee. SSG recognizes that a Brick and Mortar Retailer who legitimately purchases goods from another licensee will have the ability to resell the goods on the Brick and Mortar Retailer’s own web site. Both Equilink and MacMark shall give SSG sixty (60) days prior written notice of any intent to license to a third-party the use of the Trademarks in connection with a specified product not included in the definition of Products in this Agreement. Unless SSG notifies Equilink or MacMark within sixty (60) days after SSG receives the notice from Equilink or MacMark that SSG intends to sell such product, Equilink or MacMark may proceed to license such third party. If SSG notifies Equilink or MacMark within sixty (60) days after SSG receives the notice from Equilink and/or MacMark that SSG intends to sell such product but fails to offer for sale such product as a MacGregor-branded Product within six (6) months from SSG’s notice to Equilink or MacMark, Equilink or MacMark may proceed to license such third party. In the event that SSG elects to sell the product as a MacGregor-branded Product, the terms of this Agreement will apply to such product for so long as SSG advertises and offers for sale the product and the product shall be deemed added to the definition of Products set forth in this Agreement; provided, however, that if the product is not a sporting goods product or a sporting goods accessory, then SSG’s license with respect to such product will be on the same financial terms (royalty rate, minimums, and term of years) as that proposed by the third party unless otherwise agreed between the parties in writing. In the event SSG does not exercise its right of first refusal as set forth above and Equilink or MacMark then fails to license the proposed third party licensee within 180 days, men SSG’s right of first refusal on such product will be revived and the product will again be subject to the provisions of this paragraph. Similarly, in the event SSG does not exercise its right of first refusal as set forth above and Equilink or MacMark then grants a license to the proposed third party licensee, then when that license terminates SSG’s right of first refusal on such product will be revived and the product will again be subject to the provisions of this paragraph

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10.	Regent Products and Classes Of Customers.
10.1	Right of First Refusal. Equilink and MacMark grant to SSG the right of first refusal to all rights Regent Sports has or obtains under and in connection with the Regent Agreement, including all products licensed to Regent Sports, all classes of customers to whom Regent Sports is authorized to advertise and sell products and all Channels of Trade in which Regent Sports is authorized to advertise and sell products (the “Regent Rights”), in the event that the Regent Agreement is terminated, expires, or otherwise is no longer effective. To exercise this right of first refusal, SSG must match either (a) the best bona fide, third party offer Equilink or MacMark receives for the Regent Rights within ninety (90) days after the termination of the Regent Agreement (including any offer by Regent during that time period); or (b) if there is no such bona fide, third party offer, the original terms of the Regent Agreement. In the event SSG and MacMark, in connection with SSG’s exercise of this right of first refusal, agree to extend or expand the terms of the rights SSG acquires pursuant to this right of first refusal (for example, the length of the new agreement covering such rights), then such extended or expanded terms shall be subject to the mutual agreement of the parties. In the event SSG does not elect to exercise its right of first refusal, then Equilink and MacMark may enter into an agreement on the same terms offered to SSG (the “Offered Agreement”), provided however: i) the Offered Agreement will not conflict with this Agreement, including the rights granted to SSG in this paragraph 10; and ii) if Equilink and MacMark do not enter into the Offered Agreement within ninety (90) days of SSG notifying Equilink and MacMark that SSG is not exercising its right of first refusal, then SSG’s right of first refusal will be revived and the provisions of this paragraph 10.1 will continue to apply to any offer for all or part of the Regent Rights.

10.2	Nonexclusive Right To Sell Regent Products To Individuals and On-Line Sellers. In the event that the Regent Agreement is terminated, expires, or otherwise is no longer effective and SSG does not exercise its right of first refusal for all of the rights granted to Regent Sports as set forth in paragraph 10.1 above, then Equilink and MacMark grant to SSG the nonexclusive right and license to promote, advertise, merchandise, offer for sale, sell and distribute the Otherwise Licensed Products (and all other products licensed to Regent Sports under the Regent Agreement) to Individual Customers and On-Line Sellers in the Domestic Territory, pursuant to the terms of this Agreement, with SSG paying royalties as set forth in paragraph 4 herein. In the event that SSG elects not to exercise its right of first refusal under paragraph 10.1 above, then Equilink and MacMark shall not: a) sell or offer to sell, or b) license any rights to offer for sale or sell, the Otherwise Licensed Products (or any other products licensed to Regent Sports under the Regent Agreement) via E-Commerce although SSG recognizes that a Brick and Mortal Retailer who purchases the Otherwise Licensed Products from a licensee will have the ability to resell the Otherwise Licensed Products on the Brick and Mortar Retailer’s own web site. Stated otherwise, neither Equilink nor MacMark will license to a third-party the right to sell the Otherwise Licensed

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Products (or any other products licensed to Regent Sports under the Regent Agreement) via E-Commerce, provided, however, SSG recognizes that a Brick and Mortar Retailer who purchases the Otherwise Licensed Products from a licensee will have the ability to resell the Otherwise Licensed Products on the Brick and Mortar Retailer’s own web site.

10.3	No Waiver Of Regent Breaches. Equilink and MacMark agree not to (a) waive any material defaults by Regent Sports that would automatically terminate the Regent Agreement pursuant to Section 14 of that Agreement or that would give Equilink or MacMark the right to terminate the Regent Agreement, (b) materially extend any deadlines for Regent Sports if doing so would prevent or delay the implementation of the right of first refusal set forth in this paragraph, or (c) extend the term of the Regent Agreement beyond the definitive periods of time currently reflected in the Regent Agreement.
11.	MacMark’s and Equilink’s Covenant Concerning Other License Agreements. In no instance shall Equilink or MacMark grant any additional licenses or expand any existing licenses to use the Trademarks, including expanding the grants in the Other License Agreements, to include any Products not already licensed to the existing licensee under its existing license, except to the extent such license (a) is strictly limited to sales by the prospective third-party licensee to Brick and Mortar Retailers that are not SSG’s Exclusive Customers and (b) does not include the right for the third-party licensee to advertise, display, promote, merchandise, offer for sale, sell or distribute through E- Commerce. Any license permitted under the prior sentence will provide that the licensee cannot circumvent these limitations by arrangements that would result in the additionally licensed goods being sold through E-Commerce on the Brick and Mortar Retailer’s own web site without the Brick and Mortar Retailer first purchasing the goods from the licensee. SSG recognizes that a Brick and Mortar Retailer who purchases the Otherwise Licensed Products from a licensee will have the ability to resell the Otherwise Licensed Products on the Brick and Mortar Retailer’s own web site.

12.	Cobranding Provision — Secondary Marks. SSG agrees not to use another designation on any MacGregor-branded Product without MacMark’s or Equilink’s permission as set forth below. In connection with the execution of this Agreement, Equilink and MacMark have approved SSG’s use, in any combination with the Trademarks, of all designations of any type used in connection with a MacGregor-branded Products as shown in the catalogs or on the websites listed on Exhibit G and the designation 76C1-P on baseballs (previously the subject of an interim approval). Any use of any other designation on a MacGregor-branded Product will require Equilink’s or MacMark’s approval, which approval shall not be withheld unless such use would: i) violate the applicable use restrictions imposed by the Settlement Agreement, dated April 9, 1981, among MacGregor Sporting Goods, Inc., MacGregor-Doniger Inc., and The Brunswick Corporation; ii) infringe the trademark rights of another party; or iii) be a scandalous use that would tarnish the Trademarks. Notwithstanding the foregoing, neither Equilink nor MacMark shall be responsible for ascertaining whether such other designation is available for use, and the approval of such use shall not mean the mark is available for

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use. During the term of the Agreement, SSG shall remain solely responsible for ascertaining if such other designation is available for use and shall indemnify Equilink and MacMark for any charges of infringement as set forth in paragraph 17. If Equilink or MacMark does not object in writing to a proposed new use of another designation on any MacGregor-branded Product within ten (10) days after its receipt of notice from SSG of the intended use, the proposed new use will be deemed approved. With respect to all current and future instances where SSG is using another designation with a Trademark on a MacGregor-branded Product, SSG’s use of such other designations in conjunction with the Trademarks during the term of the Agreement will inure to the benefit of MacMark. Notwithstanding the foregoing, in no event will this paragraph apply to give MacMark or Equilink any rights, nor will MacMark hold or acquire any rights in, the name Sport Supply Group, Inc. or any other name (other than the Trademarks) under which SSG does business or will do business in the future, any mark on which SSG holds or has applied for a registration, any mark licensed to SSG by another party, or any style or grade designations unless such style or grade designation is used on the Product as prominently as a Trademark. Further, in no event will this paragraph give MacMark any right to use the other designations prior to the termination of this Agreement. The names under which SSG does business at the current time, the marks on which SSG holds or has applied for a registration, and the marks licensed to SSG by another party are listed on Exhibit I. Further, nothing in this Agreement constitutes a representation or stipulation by SSG that any of the other designations are protectable as trademarks or have acquired secondary meaning or an agreement by MacMark or Equilink that SSG owns or has rights in the other designations.
13.	Assignment and Sublicensing by SSG. SSG may assign, sublicense and/or subcontract its right under this Agreement to any direct or indirect, wholly-owned subsidiary of SSG by providing Equilink or MacMark with written notice thereof. Notwithstanding anything to the contrary in this Agreement, SSG may assign, sublicense and/or subcontract its rights or any part of its rights under this Agreement to any other entity provided that it obtains prior written consent from Equilink or MacMark, which consent a) will not be unreasonably withheld; and b) will be provided within ten (10) days of Equilink’s or MacMark’s receipt of written notice from SSG. For purposes of this Agreement, neither a merger nor a change of control of SSG (including, without limitation, a sale of all or substantially all assets or a majority of the voting stock of SSG, or of any permitted assignee, sublicensee or subcontractor) shall be deemed a transaction requiring Equilink’s or MacMark’s consent or that affects the validity or effectiveness of this Agreement. In the event of an assignment, sublicense, subcontract, merger or change of control of SSG in accordance with the provision of this paragraph 13, the Agreement will remain binding on MacMark and Equilink and SSG’s successors.

14.	Third-Party Manufacturers. Any third-party manufacturer that provides SSG with MacGregor-branded Products will manufacture MacGregor-branded goods of at least the same quality of MacGregor-branded Products offered by SSG as of the date of this Agreement.

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15.	Goodwill. SSG recognizes: (i) the goodwill inherent in the Trademarks and acknowledges that the goodwill attached thereto does not belong to SSG; and (ii) the Trademarks have secondary meaning in the mind of the public. SSG agrees that during the term of this Agreement and thereafter, SSG will not attack or contest the Trademarks on the basis that they fail to function as Trademarks to identify the source, origin or sponsorship of a product. Notwithstanding the foregoing, SSG, after the termination of this Agreement, shall have the right to contest MacMark’s ownership of the Trademarks (including any alleged abandonment of the Trademarks), MacMark’s and Equilink’s right and authority to license the Trademarks, and whether there is a likelihood of confusion between the Trademarks and any other marks.

16.	Trademark Registration and Maintenance. During the term of this Agreement, MacMark shall use its best efforts to obtain, maintain and renew the Trademarks and the registrations thereof and shall not permit other persons to use the Trademarks in any manner that would conflict with SSG’s rights under this Agreement. MacMark agrees to promptly file and prosecute an application in the United States Patent and Trademark Office (the “USPTO”) to register the mark previously covered by registration number 1,388,926, which registration has been canceled, and to promptly file and prosecute an application in the USPTO to register the “MacGregor Pro” mark. In addition, upon SSG’s request, MacMark will promptly apply for additional registrations for the Trademarks in the Domestic Territory or the International Territory. SSG shall pay one- half of the cost to obtain, maintain and renew the trademark registrations that SSG has requested, provided, however, SSG’s share of such costs shall not exceed $1,000. MacMark can request that SSG cooperate with it to obtain such trademark registrations as may be necessary to protect the Trademarks in those countries where SSG is using the Trademarks. In those instances where MacMark and SSG determine that a trademark registration should be filed, SSG will pay one-half (1/2) of the cost to obtain such registration, which cost of each application shall be capped at one thousand dollars ($1,000) for each party. SSG shall cooperate with MacMark in order to obtain, maintain and renew trademark registrations, including providing evidence of use of the trademarks if required by the relevant trademark office. Each party shall promptly notify the other of any and all infringements, imitations, illegal use or misuse of the Trademarks, which come to the party’s attention. MacMark shall determine the manner of handling any infringements or claims involving the Trademarks and shall promptly notify SSG of its course of action. SSG may be represented in any pending or threatened action or proceeding relating to any infringements or claims concerning the Trademarks at its own expense, by its own counsel, provided that SSG shall, at all times, cooperate with MacMark and its counsel with respect to any infringements or claims. Upon MacMark’s request and at MacMark’s expense, SSG shall join as a party to any litigation where SSG’s joinder is required by Rule 19 of the Federal Rules of Civil Procedure or the similar applicable state rule of procedure. If MacMark determines not to take any action with respect to any infringements or claims concerning the Trademarks, then SSG may, at its own option and sole expense, take such action as it deems appropriate and MacMark shall cooperate with SSG in connection with said action. In such instances where SSG takes action, upon SSG’s request and at SSG’s expense, MacMark shall join as a party to any litigation where MacMark’s joinder is required by Rule 19 of the

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Federal Rules of Civil Procedure or the similar applicable state rule of procedure. Any recovery as a result of any such action by MacMark or SSG shall belong solely to the party participating in the action except to the extent: (i) any recovery shall first be used to reimburse those persons paying the expenses and attorneys’ fees of the litigation; and (ii) any recovery represents damage to the other party, in which event such recovery shall belong solely to the other party. Notwithstanding the foregoing, SSG shall have no obligation to pay any costs or expenses incurred in connection with recording security interests, security interest releases or assignments in connection with applications and registrations for the Trademarks or otherwise rectifying any defect in the chain of title of any of the applications and registrations for the Trademarks.

17.	Indemnification by SSG. SSG shall be solely responsible for and agrees to indemnify MacMark, Equilink and their respective officers, directors, agents and employees, and to hold each of them harmless from any claims, damages, causes of action or damages, including reasonable attorneys’ fees, arising out of or in connection with SSG’s or its assignees, or sublicensees’ manufacture, sale, distribution, or advertising of the MacGregor-branded Products, including, without limitation, product liability and claims based solely on the use by SSG during the term of the Agreement of any other designation with the Trademarks, but excluding any claims for use of any Trademark in violation of another’s rights.

18.	Insurance. SSG agrees that, throughout the term of this Agreement and for not less than three (3) years following the termination of this Agreement, it will maintain liability insurance against claims based upon products liability for the MacGregor-branded Products with reputable insurance companies at the following levels.

Criteria	Required Level of Insurance
As of the Effective Date of this Agreement	Insurance of not less than $500,000 per occurrence and $1,000,000 in the aggregate, in each case with such deductions or self-insured retainages as are customary in the industry

gross sales (after deducting Outbound Freight, taxes, returns and sales credit) of MacGregor-branded Products in any Royalty Year are less than $50 million	Insurance of not less than $500,000 per occurrence and $1,000,000 in the aggregate, in each case with such deductions or self-insured retainages as are customary in the industry

gross sales (after deducting Outbound Freight, taxes, returns and sales credit) of MacGregor-branded Products in any Royalty Year exceed $50 million	Insurance of not less than $500,000 per occurrence and $2,000,000 in the aggregate, in each case with such deductions or self-insured retainages as are customary in the industry

for each incremental increase over $50	increase in aggregate insurance level by $1

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Criteria	Required Level of Insurance
million of $25 million in gross sales (after deducting Outbound Freight, taxes, returns and sales credit) of MacGregor-branded Products in any Royalty Year	million, with such deductions or self-insured retainages as are customary in the industry

for the three years following the valid termination of this Agreement in accordance with the provisions of paragraph 6	Insurance in the same amount as required for the Royalty Year immediately preceding the valid termination of this Agreement in accordance with the provisions of paragraph 6
In any instance when this paragraph requires an increase or reduction in insurance based on the gross sales (after deductions) in a given Royalty Year, the change in insurance shall be effective from six (6) months after the end of that Royalty Year until another change in insurance is required. With regard to products’ liability, SSG will request that such insurance policies be endorsed, and in force from the Effective Date, to name MacMark, Equilink and their respective officers, directors, employees and agents thereof as additional insured with respect to claims arising under Paragraph 17.

19.	Indemnification by MacMark and Equilink Against Trademark Infringement. MacMark and Equilink shall defend, indemnify and save harmless SSG, its agents, distributors, sublicensees, officers, directors, employees, shareholders, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, lawsuits, damages, costs, charges, attorneys’ fees, and other expenses of every nature and character by reason of violation or infringement of any trademarks and/or service marks held by third parties, based on SSG exercising its rights related to the Trademarks granted pursuant to this Agreement (other than claims based solely on SSG’s use during the term of the Agreement of other designations with the Trademarks), provided that a) SSG notifies MacMark and Equilink of such claim promptly after SSG learns of same; b) Equilink and MacMark have exclusive control over the defense and monetary settlement of any proceeding related to such claim; and c) SSG provides MacMark and/or Equilink such assistance in relation to such proceeding as MacMark or Equilink may reasonably request.

20.	Encumbrance of Trademarks and Assignment By MacMark and Equilink. MacMark and Equilink represent and agree that they have not, and neither they nor any successor will, sell, assign, transfer or otherwise encumber any of their rights in the Trademarks or create any lien, pledge or security interest in the Trademarks, or any part thereof, or permit the Trademarks or any part thereof to be or become subject to any lien, pledge or security interest, attachment or other encumbrance without the express written consent of SSG, which consent will not be unreasonably withheld. It shall not be unreasonable for SSG to withhold consent if, among other things: i) the person or entity to which MacMark proposes to sell, assign, transfer, pledge, grant a lien or security interest in or otherwise encumber the Trademarks is a competitor of SSG, is of poor or unsatisfactory financial condition, is in a scandalous or unsavory business, or has a poor reputation; or ii)

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MacMark proposes to pledge, grant a lien or security interest in or otherwise encumber the Trademarks without first agreeing to give and giving SSG, in a form and substance acceptable to SSG, a first lien security interest in the Trademarks to secure MacMark’s and Equilink’s performance under this Agreement and to secure any damages that would accrue to SSG in the event of a rejection of this Agreement in any bankruptcy proceeding. Without limiting SSG’s discretion to consent or withhold consent to any of the foregoing, no security interest or other lien created by MacMark or Equilink in the Trademarks will be valid until the secured party has agreed in writing with SSG that the secured party’s rights and interests in the Trademarks will be subordinate to the rights of SSG in the Trademarks as provided in this Agreement and pursuant to any security interest to be granted to SSG pursuant to the immediately preceding sentence. Notwithstanding the foregoing: i) MacMark and Equilink have the right to assign and pledge the royalties due to it under this Agreement and to direct SSG to pay such royalties to another party so long as such assignment and pledge do not constitute an encumbrance or lien on or a pledge of the Trademarks; and ii) neither a merger nor a change of control of Riddell Sports, Inc. (including, without limitation, a sale of all or substantially all assets or a majority of the voting stock of Riddell Sports, Inc.) shall be deemed a transaction requiring SSG’s consent (unless such transaction would result in the sale, assignment, or transfer of the Trademarks or a lien, pledge, or security interest in the Trademarks) or that affects the validity or effectiveness of this Agreement. SSG agrees that a sale of all of the stock of MacMark and Equilink, as part of the sale by Riddell Sports, Inc. of a majority of the voting stock or the sale of all or substantially all of the assets to the same purchaser of one or more of: i) Riddell Sports, Inc., a Delaware corporation ii) Riddell, Inc., an Illinois corporation iii) or All American Sports Corporation, a Delaware corporation is not a sale, assignment, or transfer of the Trademarks or a lien, pledge, or security interest in the Trademarks that requires SSG’s consent under this paragraph 20 so long as such sale is not to a competitor of SSG or to a person or entity who is of poor or unsatisfactory financial condition, is in a scandalous or unsavory business, or has a poor reputation. In the event of a sale, transfer, assignment, pledge, lien, merger or change of control made in accordance with the provision of this paragraph 20, this Agreement will remain binding on the parties and their successors.

21.	Dispute Resolution Procedure For Certain Disputes. Any and all disputes, claims, demands, causes of action, controversies and other matters in question between the parties arising out of or relating to any non-material breach of this Agreement, including but not limited to the matters set out in paragraph 6.3 (regardless of whether (a) allegedly extra-contractual in nature, (b) sounding in contract, tort or otherwise, (c) provided for by applicable law or otherwise or (d) seeking damages or any other relief, whether at law, in equity or otherwise) (collectively, “Arbitrable Disputes”) shall be resolved as set forth in this paragraph 21. A material breach of this Agreement is not subject to this paragraph 21 (including, but not limited to the provisions of paragraph 21.5).
21.1	Level 1 Dispute Procedure. Upon the written request of any party to this Agreement (the “Dispute Notice”), SSG, on the one hand, and MacMark and Equilink, on the other hand, shall each appoint a designated representative whose task shall be to meet the other party’s designated representative (by conference

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telephone call or in person at a mutually agreeable site) in an endeavor to resolve any Arbitrable Dispute (“Level 1 Dispute Procedure”). The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the Arbitrable Dispute and negotiate in good faith in an effort to resolve the Arbitrable Dispute without the necessity of any formal proceeding.

21.2	Level 2 Dispute Procedure. If resolution of the Arbitrable Dispute is not resolved within sixty (60) days from the date of the Dispute Notice (as may be mutually extended) a chief executive officer or President (or a functional equivalent) of each of the parties shall meet (by conference telephone call or in person at a mutually agreeable site) within seventy-five (75) days after the date of the Dispute Notice (as may be mutually extended) for the purpose of endeavoring to resolve such unresolved Arbitrable Dispute.

21.3	Submission of Dispute to Mediation. If the parties are unable to resolve the Arbitrable Dispute within eighty-five (85) days after the date of the Dispute Notice (as may be mutually extended), the parties shall thereafter immediately submit the Arbitrable Dispute to mediation in accordance with the Commercial Mediation Rules of the AAA and shall bear equally the costs of the mediation. The parties will act in good faith to jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the AAA as necessary. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days commencing with the selection of the mediator and any extension of such period as mutually agreed to by the parties.

21.4	Arbitration. If the parties cannot agree to a mediator within ninety-five (95) days of the Dispute Notice (as may be mutually extended) or if the Arbitrable Dispute is not resolved within 30 days after the beginning of the mediation and any extension of such periods as mutually agreed to by the parties, the Arbitrable Dispute shall be submitted to, and finally determined by, binding arbitration in accordance with the following provisions of this paragraph, regardless of the amount in controversy or whether such Arbitrable Dispute would otherwise be considered justiciable or ripe for resolution by a court or arbitration.

Any such arbitration shall be conducted by the AAA in accordance with its current Commercial Arbitration Rules, including the optional rules for Expedited Procedures (E-1 through E-10) (the “AAA Rules”), except to the extent that: i) the AAA Rules conflict with the provisions of this paragraph, in which event the provisions of this paragraph shall control; or ii) the AAA Rules conflict with the Federal Rules of Evidence (and any rules they incorporate, adopt or refer to) regarding privileges and exemptions, which rules will apply.

The arbitration shall be conducted by one neutral arbitrator who shall be appointed in accordance with the AAA Rules (the “Basic Qualifications”).

Should an Arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this paragraph, a substitute Arbitrator possessing the Basic

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Qualifications shall be appointed by the AAA in accordance with the AAA Rules. If an Arbitrator is replaced after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the provisions of this paragraph and the AAA Rules.

If SSG sends the Dispute Notice, the arbitration shall be conducted in New York, New York; provided that the Arbitrator may from time to time convene, carry on hearings, inspect property or documents and take evidence at any location that the Arbitrator deems appropriate. If MacMark or Equilink sends the Dispute Notice, the arbitration shall be conducted in Dallas, Texas; provided that the Arbitrator may from time to time convene, carry on hearings, inspect property or documents and take evidence at any location that the Arbitrator deems appropriate.

Within thirty (30) days after the closing of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a written award, setting forth the Arbitrator’s findings of facts and conclusions of law relating to the Arbitrable Dispute, including the reasons for the giving or denial of any requested remedy or relief. The Arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant; provided however, the Arbitrator shall not have authority to: i) determine, declare or enter an award finding that the Agreement is terminated; ii) enter any award that is inconsistent with a non-material breach of the Agreement; or iii) grant or award indirect, consequential, punitive or exemplary damages of any kind.

To the extent that the relief or remedy granted in an award rendered by the Arbitrator is relief or a remedy on which a court could enter judgment, a judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Otherwise, the award shall be binding upon the parties in connection with their obligations under this Agreement and in any subsequent arbitration or judicial proceedings between the parties.

Notwithstanding the choice of law provision set forth in paragraph 28 of this Agreement, The Federal Arbitration Act, 9 U.S.C. §§1 to 14, except as modified by this paragraph 21, shall govern the enforcement of this paragraph 21.

21.5	Recourse to Courts and Other Remedies. Notwithstanding the dispute resolution procedures contained in this paragraph, any party may apply to any court having jurisdiction (a) to enforce this Agreement to arbitrate, (b) to preserve a superior position with respect to other creditors (c) to enforce any final judgment or award of the Arbitrator or (d) to challenge or vacate any final judgment, award or decision of the Arbitrator that does not comport with the express provisions of this paragraph.

21.6	Attorneys’ Fees And Costs. The prevailing party in the Arbitration shall be entitled to recover reasonable attorneys’ fees, expert witness fees, arbitrator fees,

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and other costs incurred in the Arbitration, in addition to any other relief to which it may be entitled.
22.	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns, to the extent successors and assigns are permitted by this Agreement.

23.	No Implied Waivers. The failure of any party, at any time, to require performance by the other parties of any provision hereof shall not affect in any way the right to require such performance at any time in the future, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of such provision. A waiver by any of the parties hereto of any breach of the Agreement shall not be construed to be a waiver of any succeeding breach thereof.

24.	Notices. Except as otherwise specifically provided in paragraphs 8.2 (New Product Approval) and 8.3 (Materials Approval), all notices required or permitted to be given by this Agreement shall be in writing and shall be deemed given and received: a) when personally delivered with proof of delivery, b) when received if transmitted by facsimile with proof or delivery, or c) on the third business day after being mailed when mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by notice given to the other parties pursuant to this provision):

If to MacMark or Equilink:	MacMark Corporation
1450 Broadway, Suite 2001 New York, New York 10018 Attn: Chief Executive Officer

with a copy to:	St. Onge Steward Johnston & Reens, L.L.C.
986 Bedford Road Stamford, Connecticut 06905
Attn: Arlana Cohen

If to SSG:	Sport Supply Group, Inc.
1901 Diplomat Drive Farmers Branch, Texas 75234
Attn: General Counsel

with a copy to:	Hughes & Luce, L.L.P.
1717 Main Street, Suite 2800 Dallas, Texas 75201 Attn: R. Matthew Molash
25.	Representations, Warranties and Covenants of MacMark, Equilink and (for purposes of paragraph 25.5) Riddell. Notwithstanding any investigation or due diligence by SSG, MacMark and Equilink represent, warrant and covenant to SSG as follows:

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25.1	Organization and Authorization. MacMark and Equilink are both corporations duly organized, validly existing and in good standing under the laws of the state of Delaware, and are wholly owned subsidiaries of Riddell Sports, Inc. MacMark and Equilink have corporate power to enter into and carry out their obligations under this Agreement. This Agreement will be a valid and binding obligation of MacMark and Equilink when executed by all parties.

25.2	Conflicts With Other Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will conflict with, violate or constitute a default under any agreement or instrument to which MacMark or Equilink is a party, individually, or jointly, or by which MacMark’s or Equilink’s rights, title and interest in the Trademarks may be affected. To the extent MacMark has previously granted to Equilink any rights inconsistent with this Agreement, MacMark and Equilink agree those rights are hereby revoked. Specifically, but without limitation, MacMark and Equilink represent that where MacMark is given the right and obligation in this Agreement to approve products and advertising, MacMark, and not Equilink, has the right and power to give such approvals.

25.3	No Insolvency. Neither MacMark nor Equilink are insolvent and this Agreement is not being entered into in contemplation of either company’s insolvency nor are such transactions being consummated with any intent to hinder, delay or defraud any of their creditors.

25.4	Other. MacMark owns the entire right, title and interest in and to the MacMark Trademarks and the MacMark Registrations listed on Exhibit A-l, free and clear of all liens, claims or encumbrances of any kind, the MacMark Registrations listed on Exhibit A-l are valid and subsisting, and Equilink has exclusive rights to license the MacMark Trademarks. MacMark is one of two members of MacGregor Corporation, a Delaware nonstock corporation (“MacGregor Corporation”), and MacMark has the right to appoint three (3) of the six (6) members of the Board of Directors of MacGregor Corporation. MacGregor Corporation owns the entire, right, title and interest in and to the MacGregor Corporation Trademarks listed on Exhibit A-2, free and clear of all liens, claims or encumbrances of any kind, the MacGregor Corporation Registrations listed on Exhibit A-2 are valid and subsisting, and MacMark, as the successor to MacGregor Sporting Goods, Inc. (“MSG”) under that certain License Agreement between MacGregor Corporation and MSG dated June 8, 1984 (the “MSG Agreement”) and otherwise, has the exclusive right to use, and to sublicense others to use, the MacGregor Corporation Trademarks on all athletic products other than golf clubs, golf balls, golf bags and other products used exclusively in connection with the sport of golf. The License Agreement between Equilink (as the successor to Netlink, Inc., a Texas corporation) and MacMark dated April 18, 1988 and amended July 30, 1992 and November, 1992 is a valid and subsisting agreement between the parties to that agreement, and that agreement, the Other License Agreements, the MSG Agreement, and this Agreement constitute all of

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the license agreements concerning the Trademarks to which MacMark or Equilink is a party or under which MacMark or Equilink has rights or obligations with respect to the Trademarks. SSG’s use of the Trademarks in accordance with and for the purposes set forth in this Agreement will not infringe the contractual or proprietary rights of any third party or conflict with the Other License Agreements. To MacMark’s and Equilink’s knowledge, there is no infringement of the Trademarks by any third party. The Trademarks are all of the trademarks containing the “MacGregor” name or any derivation thereof that MacMark or Equilink owns or has the right to use.

25.5	Operations of MacMark and Equilink. Riddell Sports, Inc. (“Riddell”), MacMark and Equilink represent, warrant and covenant to SSG that: i) Riddell owns all of the stock of MacMark and Equilink free and clear of any liens, claims or encumbrances; and ii) without SSG’s written consent, which will not be unreasonably withheld, neither MacMark nor Equilink will engage in any business activity other than the ownership, maintenance and licensing of the Trademarks.
26.	Representations and Warranties of SSG. Notwithstanding any investigation or due diligence by MacMark or Equilink, SSG represents and warrants to MacMark and Equilink as follows:
26.1	Organization and Authorization. SSG is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. SSG has the corporate power to enter into and carry out its obligations under this Agreement. This Agreement will be a valid and binding obligation of SSG when executed by all parties.

26.2	Conflicts With Other Agreements. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, violate or constitute a default under any agreement or instrument to which SSG is a party.

26.3	Insolvency. SSG is not insolvent and this Agreement is not being entered into in contemplation of its insolvency nor are such transactions being consummated with any intent to hinder, delay or defraud any of its creditors.
27.	Entire Agreement; Amendment. This Agreement, including all Exhibits referred to in the Agreement, contains the entire understanding between the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof except as otherwise expressly provided in paragraph 1 of this Agreement. Any reliance by any party on any prior or contemporaneous written or oral negotiations or statements would be unintended and unjustified. This Agreement may be amended only by a writing signed by all of the parties hereto.

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28.	Governing Law and Jurisdiction. The parties hereby consent to non-exclusive jurisdiction of any federal court of New York. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York.

29.	Captions. The captions of the paragraphs and subsidiary paragraphs of this Agreement are included for reference purposes only and are not intended to be a part of this Agreement or in any way to define, limit or describe the scope or intent of the particular provision to which they refer.

30.	Remedies. Except as otherwise provided in this Agreement, including without limitation paragraphs 6 and 21, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

31.	Consent to Limited Assignment. Equilink and MacMark consent to SSG’s limited assignment by SSG to SSG’s lender(s) of SSG’s rights under this Agreement, so long as such limited assignment is substantially in the form of the Limited Assignment attached as Exhibit J.

32.	Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable or void. The intent and agreement of the parties is that this Agreement will be deemed amended by modifying any such illegal, unenforceable or void provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. Notwithstanding the foregoing, the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

33.	Attorneys’ Fees. If any legal proceeding (other than an arbitration under paragraph 21) is brought for the enforcement of this Agreement, or because of an alleged breach, default or misrepresentation in connection with any provision of this Agreement or other dispute concerning this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that proceeding, in addition to any other relief to which it may be entitled. In any arbitration under paragraph 21, the provisions of that paragraph will govern the award of attorneys’ fees.

34.	Force Majeure. MacMark and Equilink understand and acknowledge that SSG may not be liable for any loss, damage, detention, delay or failure to perform (including but not limited to any failure to meet the Target Revenue provision of paragraph 6.5) or cure in whole or in part resulting from causes beyond SSG’s control, including, but not limited to, fires, strikes, insurrections, riots, embargoes, shortages or delays in transportation, inability to obtain supplies of raw materials, or requirements or regulations of the United States government or any other governmental, civil or military authority. Furthermore, it is understood that in no event shall SSG be liable for consequential damages. In the

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event any party is unable to take any action within a specified time as required by this Agreement (including but not limited to any failure to meet the Target Revenue provision of paragraph 6.5 or to cure an alleged breach) as a result of causes beyond the party’s control, including, but not limited to, fires, strikes, insurrections, riots, embargoes, shortages or delays in transportation, inability to obtain supplies of raw materials, or requirements or regulations of the United States government or any other governmental, civil or military authority, then the time for such party to take such action shall be extended by the length of time such conditions exist.
35.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, each of the undersigned has caused its authorized representative to execute this Agreement to be effective as of the Effective Date.

MACMARK CORPORATION

BY: /s/

PRINTED NAME:

TITLE:

EQUILINK LICENSING CORPORATION

BY: /s/

PRINTED NAME:

TITLE:

SPORT SUPPLY GROUP, INC.

BY: /s/

PRINTED NAME:

TITLE:

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RIDDELL SPORTS, INC. (AS TO PARAGRPAH 25.5 ONLY)

BY: /s/

PRINTED NAME:

TITLE:

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     EXHIBIT A-1 — THE MACMARK TRADEMARKS AND REGISTRATIONS
UNITED SATES AND CERTAIN CANADIAN TRADEMARKS (The “MacMark Trademarks”)
MacGregor (script) (see U.S. Reg. No. 576,102)
MacGregor (script) (see U.S. Reg. No. 1,331,021)
MacGregor (script) (see U.S. Reg. No. 1,324,742)
MacGregor (script) (see U.S. Reg. No. 1,349,370)
THE ATHLETE’S CHOICE (block letters) (see U.S. Reg. No. 1,355,604)
M and design with the athlete’s choice (see U.S. Reg. No. 1,337,917)
MacGregor (script) (see U.S. Reg. No. 1,353,044)
M (script) and design (see U.S. Reg. No. 1,362,184)
MacGregor (script) (see U.S. Reg. No. 1,381,315)
MacGregor and design (see U.S. Reg. No. 1,282,555)
The Athlete’s Choice (see U.S. Reg. No. 1,115,352)
“M” (script) and design (see Canadian Serial No. 329,353)
“M” (script) and design (see Canadian Serial No. 324,022)
M Logo (see Canada Serial No. 218,663)
MAC (see Canada Serial No. 172,158)
MACGREGOR (see Canada Serial No. 496,979)
“M” (script) and design incorporating MacGregor Pro
“M” (script) and design (formerly registration No. 1,388,926)
macteamsports.com and any other top level domain or suffix (e.g., .sports, .earth, .USA, .biz, .info, .pro, .coop, .name, etc.)
MacGregorTeamSports.com and any other top level domain or suffix (e.g., .sports, .earth, .USA, .biz, .info, .pro, .coop, .name, etc.)
MacGregorSports.com and any other top level domain or suffix (e.g., .sports, .earth, .USA, .biz, .info, .pro, .coop, .name, etc.)
UNITED STATES REGISTRATIONS AND CERTAIN CANADIAN REGISTRATIONS (The “MacMark Registrations”):

U.S. Reg. No.

576,102
1,331,021
1,324,742
1,349,370
1,355,604
1,337,917
1,353,044
1,362,184
1,381,315
1,282,555
1,115,352

Exhibit A-1 — Page 1

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Canadian Reg. No,
(Serial No.)

329,353
324,022
218,663
172,158
496,979

Exhibit A-1 — Page 2

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EXHIBIT A-2 — THE MACGREGOR CORPORATION TRADEMARKS AND
REGISTRATIONS
INTERNATIONAL TRADEMARKS (the “MacGregor Corporation Trademarks”)
MACGREGOR (see Argentina Registration No. 1,637,499)
MACGREGOR (see Australia Registration No. 637,778)
MACGREGOR (see Austria Registration No. 67,374)
MACGREGOR (see Benelux Registration No. 44,167)
MACGREGOR (see Benelux Registration No. 111,193)
MACGREGOR (see Brazil App. No. 721,290)
MACGREGOR (stylized) (see Brazil Registration No. 814,659,543)
MACGREGOR (see Canada Registration No. 69/18124)
MACGREGOR (see China Registration No. 781,654)
MACGREGOR (stylized) (see China Registration No. 998,053)
MACGREGOR (see Columbia 76,908)
MACGREGOR (see Cuba 107,392)
MACGREGOR (see Denmark 4,111/77)
MACGREGOR (see Denmark Registration No. 3106/1971)
M MACGREGOR (see Denmark 1,634/78)
MACGREGOR (stylized) (see Denmark Registration No. 4111/1977)
MACGREGOR (See European Community App. No. 601,880)
MACGREGOR (stylized) (see Finland Registration No. 203,722)
M Logo (see France 1,332,240)
MACGREGOR (see France Registration No. 1,480,604)
M Logo (see France Registration No. 941,600)
MacGregor (see France Registration No. 1,063,409)
MACGREGOR (see Germany Registration No. 886,972)
MACGREGOR (see Great Britain 1,063,034)
MACGREGOR (see Great Britain 952,501)
MACGREGOR (see Hong Kong Registration No. B1412/1970)
MACGREGOR (see Hong Kong Registration No. 921/1979)
MACGREGOR VIP (see Hong Kong 1120/82)
MACGREGOR GOLF (see Hong Kong 815/98)
MACGREGOR GOLF (see Hong Kong 816/98)
MACGREGOR (stylized) (see Indonesia Registration No. 271,854)
MACGREGOR (see Iran 45,747)
MACGREGOR (see Ireland Application No. 97/3630)
MACGREGOR Golf (see Ireland Application No. 97/3631)
M Logo (see Italy Registration No. 327,963)
MACGREGOR (see Italy Registration No. 257,125)
MACGREGOR (see Italy Registration No. 588,755)
MACGREGOR (see Japan Registration No. 1,632,799)
MACGREGOR (stylized) (see Japan Registration No. 416,879)
MACGREGOR (Katakana) (see Japan Registration No. 666,788)
MACGREGOR (see Japan Registration No. (94534/81))

Exhibit A-2 — Page 1

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MACGREGOR (stylized) (see Japan Registration No. 2,005,673)
MACGREGOR (stylized) (see Japan Registration No. 4,354,288)
MACGREGOR (see Malaysia App. No. 93/09932)
MACGREGOR (see Mexico Application No. 342,299)
MACGREGOR (see Mexico Application No. 342,300)
MACGREGOR (see New Zealand Reg. No. 212,466)
MACGREGOR (stylized) (see New Zealand Reg. No. B239,839)
MACGREGOR (see Norway Registration No. 85,546)
MACGREGOR (stylized) (see Norway Registration No. 170,038)
MACGREGOR (see Philippines 899)
MACGREGOR (see Philippines 9194)
MACGREGOR (stylized) (see Philippines Registration No. 44,065)
M Logo (see Portugal 190,983)
MACGREGOR (see Portugal 166,450)
MACGREGOR (stylized) (see Portugal Registration No. 166,450)
MACGREGOR (see Puerto Rico Registration No. 19,467)
MACGREGOR (see South Africa Registration No. B69/4892)
MACGREGOR (script) (see South Korea 17659/1983)
MACGREGOR (see South Korea Reg. No. 161,560)
MACGREGOR (see South Korea Reg. No. 106,204)
MACGREGOR (see South Korea 17661/1983)
MACGREGOR (see South Korea 3533/1984)
MACGREGOR (see South Korea 6505/84)
MACGREGOR (see South Korea 6507/84)
MACGREGOR (stylized) (see South Korea Registration No. 105,576)
MacGregor (see South Korea Registration No. 6506/84)
MACGREGOR (see Spain, Registration No. 1,119,069)
M Logo (see Sweden 164,840)
MACGREGOR (see Sweden 164,198)
GTO Mac-Gregor (see Switzerland 275,908)
M Logo (see Switzerland 309,800)
MACGREGOR (see Switzerland Registration No. 379,294 formerly
                    Registration No. 248,076)
MT MACGREGOR (see Switzerland 309,732)
MACGREGOR (see Taiwan Registration No. 225,581)
MACGREGOR (see Taiwan Registration No. 240,599)
MACGREGOR (see Taiwan Registration No. 200,068)
MACGREGOR (see Taiwan Registration No. 211,831)
MACGREGOR (see Taiwan Registration No. 215,076)
MACGREGOR (see Taiwan Registration No. 118,818)
MACGREGOR (stylized) (see Thailand Renewal Registration No.
                    TM102763; Previous Registration No. 136,958
MACGREGOR (see United Kingdom Registration No. 1,063,034)
MACGREGOR (see United Kingdom Registration No. 952,501)
MACGREGOR (see Venezuela Registration No. 39,716)
MACGREGOR (see Venezuela Registration No. 122.541-F)

Exhibit A-2 — Page 2

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M (Etiqueta) (see Venezuela Registration No. 95,198)
MACGREGOR (see West Germany 866,972)

Exhibit A-2 — Page 3

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INTERNATIONAL REGISTRATIONS (the “MacGregor Corporation Registrations”)

Argentina Reg. No.
(Serial No.)

1,637,499

Australia Reg. No.
(Serial No.)

637,778

Austria Reg. No.
(Serial No.)

67,374

Benelux Reg. No.
(Serial No.)

44,167
111,193

Brazil Reg. No.
(Serial No.)

721,290
814,659,543

Canada Reg. No.
(Serial No.)

69/18124

China Reg. No.
(Serial No.)

781,654
998,053

Columbia Reg. No.
(Serial No.)

76,908

Exhibit A-2 — Page 4

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Cuba Reg. No.
(Serial No.)

107,392

Denmark Reg. No.
(Serial No.)

4,111/77
3,106/1971
1,634/78
4,111/1977

European Community

App.No. 601,880

Finland Reg. No.
(Serial No.)

203,722

France Reg. No.
(Serial No.)

1,332,240
1,480,604
941,600
1,063,409

Germany Reg. No.
(Serial No.)

886,972

Great Britain Reg. No.
(Serial No.)

1,063,034
952,501

Exhibit A-2 — Page 5

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Hong Kong Reg. No.
(Serial No.)

B1412/1970 1120/82 815/98 816/98 921/1979

Indonesia Reg. No.
(Serial No.)

271,854

Iran Reg. No.
(Serial No.)

45,747

Ireland Reg. No.
(Serial No.)

97/3630
97/3631

Italy Reg. No.
(Serial No.)

327,963
257,125
588,755

Japan Reg. No.
(Serial No.)

1,632,799
416,879
666,788
(94534/81)
2,005,673
4,354,288

Malaysia

App. No. 93/09932

Exhibit A-2 — Page 6

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Mexico

Application No. 342,299
Application No. 342,300

New Zealand Reg. No.
(Serial No.)

B239,839
212,466

Norway Reg. No.
(Serial No.)

170,038
85,546

Philippines Reg. No.
(Serial No.)

899
9194
44,065

Portugal Reg. No.
(Serial No.)

190,983
166,450

Puerto Rico Reg. No.
(Serial No.)

19,467

South Africa Reg. No.
(Serial No.)

B69/4892

Exhibit A-2 — Page 7

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South Korea Reg. No.
(Serial No.)

161,560
106,204
(17659/1983)
(17661/1983)
(3533/1984)
(6505/84)
(6507/84)
105,576
6506/84

Spain Reg. No.
(Serial No.)

1,119,069

Sweden Reg. No.
(Serial No.)

164,840
164,198

Switzerland Reg. No.
(Serial No.)

275,908
309,800
379,294 (formerly 248,076)
309,732

Taiwan Reg. No.
(Serial No.)

240,581
200,068
211,831
215,076
225,581
118,818

Thailand Reg. No.
(Serial No.)

TM102763
136,958

United Kingdom Reg. No.
(Serial No.)

1,063,034
952,501

Venezuela Reg. No.
(Serial No.)

39,716 122.541-F 95,198

Exhibit A-2 — Page 8

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EXHIBIT B-l
PRODUCTS
SSG has the right to use the Trademarks to promote, advertise, merchandise, offer for sale, sell, distribute, manufacture, source, import, export, and display all MacGregor-branded products contained in the catalogs listed on Exhibit G and the following products (of all materials and constructions) as provided in paragraph 3 of this Agreement:
BASEBALL/SOFTBALL
Baseball Gloves/Mitts
Softball Gloves/Mitts
Baseballs
Softballs
Baseball/Softball Bats
Baseball/Softball protective equipment (including masks, leg guards, chest and throat protectors, helmets and replacement parts for each)
Umpire protective equipment (including masks, leg guards, chest and throat protectors, helmets and replacement parts for each)
Umpire Accessories (including brushes, indicators, and ball bags)
Batters Gloves
Equipment Bags (including helmet, bats and ball bags and caddies)
Baseball/Softball bases and plates (including pitcher’s toe plate)
Batting/Training Tees and Sets
Safety, training and practice balls
Glove Accessories (including oil, rawhide and replacing kits)
Pine Tar and Rosin Bags
BASKETBALL
Basketballs
Nets and Chains
Backboards (with and without rims)
Posts and standards and all accessories (including bases and transporters)
Foamballs
Mini ball/hoop sets
Ballracks
Mini Basketballs
Referee Accessories (not including socks, pants, shorts, jackets, warm-up suits or similar clothing)
EXERCISE
Curling Bars
Tricep Bars
Exhibit B-l — Page 1

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December 21, 2000
Dumbbells
Weight plates and accessories
Skip Ropes
Chest Pull
Chinning Bars
Power Twisters
Sit-up Door Bars
Toner Wheels
Push-up Stands
Ankle/Wrist Spats
Gym Mats and all accessories (including wall molding strips)
Wall Mats and all accessories (including wall molding strips)
Wall Padding and all accessories (including wall molding strips)
FOOTBALL
Footballs
Receivers’ Gloves
Foam Balls
Football Tees
Pump and Tee Sets
Mini Footballs
Ball Carts
Umpire Accessories (not including socks, pants, shorts, jackets, warm-up suits or similar clothing)
ICE HOCKEY AND STREET HOCKEY
Sticks
Pucks
Nets
Goalie Gloves and Pads
Helmets and Face Masks
Protective Wear
Referee Accessories (not including socks, pants, shorts, jackets, warm-up suits or similar clothing)
LAWN AND GARDEN GAMES
Badminton racquets, nets, and shuttlecocks
Parachutes
Cage Balls
Moon Hopper
Tug of War Rope
Plastic Hoops and Holder
Velcro Catch Mitt
Exhibit B-l — Page 2

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Pillow Polo
SOCCER
Soccer Balls
Goalie Gloves
Indoor/outdoor foam balls
Shin Guards
Field Cones and Flags
Training Nets and all accessories (including clips, hooks and ground anchors)
Soccer Goals and Nets and all accessories (including clips, hooks and ground anchors)
Mini Soccer Balls
Referee Accessories (including warning cards but not including socks, pants, shorts, jackets, warm-up suits or similar clothing)
TENNIS
Tennis Racquets/Frames
Tennis Balls
All tennis accessories, except clothing, wristbands or sweatbands
Nets and all accessories (including clips, hooks, and anchors)
Windscreens
Post caps
Net Center Straps
Net Ratchets
Ball Retrievers
Court Divider Netting
Court Divider Curtains
Umpire Accessories (not including socks, pants, shorts, jackets, warm-up suits or similar clothing)
VOLLEYBALL
Volleyballs
Nets
Sets
Poles and Standards and all accessories (including bases and transporters)
Pole protective pads
Floor tape applicator, marking tapes and boundary tapes
Mini-Volleyballs
Ball carts
Referee Accessories (including warning cards but not including socks, pants, shorts, jackets, warm-up suits or similar clothing)
Exhibit B-l — Page 3

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December 21, 2000
MISCELLANEOUS
Playground Balls — all sizes
Tetherballs and Sets
Timers (hand or wrist) — hand held timers, electronic/mechanical
Pedometers
Racquet Ball Racquets
Squash Racquets, frames, balls and all squash accessories, except clothing, wristbands or sweatbands
Paddleball Racquets
Ball Carts, Racks, Lockers and Caddies
Equipment Bags, Carts, Racks, Lockers and Caddies
Manual Scoreboards (including all associated parts and accessories)
Electronic Scoreboards (including all associated parts and accessories)
Clocks (including all associated parts and accessories)
Calculators and calculator cases
Portfolios
Briefcases
Memo Pads
Post protective pads
Score Books
Sunglasses
Whistles
Pumps, pressure gauges and inflating needles
Ball sealant
Trophies and Awards
Athletic Uniforms for any sport (but not including socks, pants, shorts, jackets, warm-up suits or similar clothing not part of an athletic uniform)
Exhibit B-1 — Page 4

FINAL
December 21, 2000
EXHIBIT B-2
OTHERWISE LICENSED PRODUCTS
Baseball Gloves
Softball Gloves
Baseballs
Softballs
Youth Bats
Soccer balls (all materials and constructions)
Soccer Accessories (including Shin Guards, Goalie Gloves, Soccer Goals)
Basketballs
Footballs
Volleyballs
Sneakers and Athletic Shoes
Athletic and Sweat Socks
Exhibit B-2

FINAL
December 21, 2000
EXHIBIT C
EXCLUDED CUSTOMERS
Academy
All About Sports
Ames
Ann and Hope
Ben Franklin Stores
Benny’s, Inc.
Best Products
Big 5
Biggs
Bi-Mart
Blains
Bradlees
Caldor
Child World
Clover
Consumer Distributors
Cosby, Gerry & Co.
Cotter & Co.
Dunhams
Foremost
Gart Bros.
Gold Bush Sales
Gold Medal
Hermans
Hills
Imperial Sports Center
J.C. Penney
Jamesway
K Mart
Kay Bee
Lechmere
MC Sporting Goods
Medford Square Sporting Goods
Mills F & F
MVP Sports Stores, Inc.
M. W. Kasch
Masco Sports
Modells
Olympic Dist.
Oshmans
Pamida Inc.
Penn Daniels
Play & Sports
Prangeway
Rich’s
Richman-Gordman
Roses
Sam Wyche
Scheels
Schottanstein
Sears
Service Merchandise
Shopko
Sport Mart
Sports Authority
Sports Town
Stuarts Department Store
Swallens Inc.
Target
Thrifty Drug Stores
Toys R Us
Van Leunens Inc.
Wal-Mart
Wolfs Sport Shop
Woolworth
Exhibit C

FINAL
December 21, 2000
EXHIBIT D
PROCEDURES FOR OTHERWISE LICENSED PRODUCTS
1. SSG will classify its customers and potential customers (“Customers”) based on information the Customers provide to SSG. SSG will program its computer system to issue each Otherwise Licensed Product a code. Prior to the confirmation of a Customer’s order, whether placed by telephone or through e-commerce, SSG’s computer system will analyze the Customer classification, the codes of the products the Customer is ordering, and the ship-to address provided by the Customer. If a Customer classified as an Individual Customer or an On-Line Seller attempts to order an Otherwise Licensed Product for shipment to an address in the Domestic Territory, SSG’s computer will be programmed to reject the requested purchase of Otherwise Licensed Product and to notify the Customer or to allow SSG to notify the Customer.
2. SSG will include a notice on its websites that, in substance, provides: “Due to certain brand and/or territory restrictions, we may not be able to complete your order request. We will identify these items for you at checkout and give you an opportunity to select another product.” SSG will include such notice on its website under at least one of the “terms and conditions” or “frequently asked questions” area of its websites.
3. Within thirty (30) days of the Effective Date, SSG will circulate, by e-mail, a memo (the “Notice”) to all employees on SSG’s e-mail system notifying them of the effectiveness of these procedures and the restrictions on the sale of Otherwise Licensed Products.
4. At least once during each Royalty Year, SSG will recirculate the Notice to all employees on SSG’s e-mail system notifying them of the effectiveness of these procedures and the restrictions on sales of Otherwise Licensed Products.
Exhibit D

FINAL
December 21, 2000
EXHIBIT E -NEW PRODUCT APPROVAL FORM
Date Request Made:
Date Request Received by Equilink:
Contact Person at SSG:
Product Description:

Freight Rating:
Country of Manufacture:
Attachments Sent To Bill Sherman (check all that apply):
                          Product sample (freight rating equal to or less than FAK 50)
                         Color picture of sample and notice of place for inspection (freight rating greater than 50 FAK)
Attachments Sent To Cohen:
                         Color picture of sample
Approval by Equilink (check all that apply):
                          Deemed approved by no objection within 10 days of receipt
                           New Product Approval Form initialed by Equilink or other written communication (attach copy)
                          Oral approval (list name and date of oral approval below):
     Name of person giving approval:
     Date of Approval:
Exhibit E

FINAL
December 21, 2000
EXHIBIT F
SAMPLES OF APPROVED BUSINESS CARDS, STATIONERY, ETC.
Exhibit F

FINAL
December 21, 2000
EXHIBIT G — APPROVED CATALOGS AND WEB SITES
Web sites:
us-games.com
bsnsports.com
bsngsanaf.com
championbarbell.com
esportsonline.com
leaguedirect.com
macteamsports. com
sportsupplygroup.com
ssgecom.com
portapit.com
newenglandcamp.com
Catalogs:
BSN Sports Fall 2000
BSN Sports Parks and Recreation Fall 2000
BSN Sports 1999-2000 Megabook
BSN Sports Correctional Recreation 2000
BSN Sports Baseball and Softball 2000
Champion Barbell 2000 Buyer’s Guide
Learning through Movement Spring 2000
U.S. Games Spring 2000
U.S. Games 2000 YMCA Catalog Spring 2000
BSN Sports YMCA 2000
BSN Sports Spring 2000
BSN Sports Parks and Recreation Spring 2000
PortaPit International 2000
Flag-A-Tag
New England Camp and Recreational Supply Catalog 2000
Fit ‘n Fun Spring 2000
Sport Supply Group, Inc. MacGregor Youth Sports Factory Direct Buyer’s Guide 2000 (Government)
Sport Supply Group, Inc. MacGregor Little League Sports Factory Direct Buyer’s Guide 2000
BSN Government NAF 2000
Sport Supply Group, Inc. MacGregor Team Sports Factory Direct Buyer’s Guide 2000
BSN Government 2000
U.S. Games Fall 2000
U.S. Games and Sport Supply Group, Inc. Hershey’s Fund Raising
Sport Supply Group, Inc. MacGregor Team Sports Licensee Scoreboards Catalog 51
Learning through Movement Fall 2000
2001 Sport Supply Group MacGregor Youth Baseball Factory Direct Buyer’s Guide
2001 Sport Supply Group MacGregor Youth Football Factory Direct Buyer’s Guide
2001 Sport Supply Group MacGregor Youth Basketball/Soccer Factory Direct Buyer’s Guide
2001 Sport Supply Group MacGregor Little League® Factory Direct Buyer’s Guide
Exhibit G — Page 1

1

FINAL
December 21, 2000
EXHIBIT H — NEW ADVERTISING AND PROMOTIONAL APPROVAL FORM
Date Request Made:
Date Request Received by Equilink:
Contact Person at SSG:
Material For Which Approval Sought (describe and/or attach copy):

Attachments Sent To Cohen:
                         Preproduction print (attach copy)
Approval by Equilink (check all that apply):
                         Deemed approved by no objection within 10 days of receipt
                         New Advertising or Promotional Material Form initialed by Equilink or other written communication (attach copy)
                         Oral approval (list name and date of oral approval below):
                        Name of person giving approval:
                        Date of Approval:
Exhibit H

FINAL
December 21, 2000
EXHIBIT I
TRADEMARKS SSG OR AFFILIATES HOLD OR ON WHICH THEY HAVE APPLIED FOR A REGISTRATION AS OF THE EFFECTIVE DATE OF THE AGREEMENT
Sport Supply Group, Inc.
Updated: August 22, 2000

TRADEMARK	APPL/REG. NO.
ALUMAGOAL	1,262,511
BEAM LINKS LOGO	1,708,416
BRUTE FORCE	1,949,588
BSN	1,198,106
BSN	SN# 76/015,737
BULLDOG	1,880,726
CARRY GOAL	1,845,757
CATA-POLE	1,127,054
COLOR MY CLASS	1,845,758
CURVEMASTER AND DESIGN	972,790
EARTHBALL	1,084,113
ESPORTSONLINE.COM LOGO	SN# 75/732,811
EZ SET	2,217,618
FIT N’ FUN FANATIC	1,883,895
FLAG-A-TAG	738,205
GAMECRAFT	1,965,771
GSC	SN# 75/902,598
JUNGLE BUG	SN# 75/626,714
LADY CATA-POLE	1,908,660
LEARNING THROUGH MOVEMENT	SN# 75/922,830
MASTER	1,841,930
MULTIFIT SYSTEM	2,052,751
NE CAMP & DESIGN	2,287,351
NEW ENGLAND CAMP AND RECREATION	1,998,854
NORTH AMERICAN RECREATION	1,277,448
PASSON’S SPORTS	SN# 75/901,524
PILLO POLO	1,223,595
PLAY WORKS	SN# 75/625,171
PORT-A-COURT	1,844,560
PORT-A-JUST	1,844,562
PORT-A-PIT	800,268
PRO-DOWN	1,909,693
PROBASE	1,410,733
QUICK-FENCE	1,847,722
ROL-DRI	1,030,600
ROLL-N-FOLD	2,299,816
Exhibit I — Page 1

FINAL
December 21, 2000

TRADEMARK	APPL/REG. NO.
ROTA-CUFF	1,844,561
S.D.E. CO. (Stylized)	1,216,564
SAFE SQUAT	1,887,277
SPORT SUPPLY GROUP, INC.	SN# 75/701,100
SSG	SN# 75/701,376
SSG	SN# 75/732,812
THE ATHLETIC CONNECTION	1,870,846
THE HEART ADVENTURE	2,002,107
TIDI-COURT	1,055,596
TOPPLEBALL	1,223,594
TRITON	1,209,873
U.S. GAMES INC.	1,246,494
ULTIMAT	1,934,630
VOLLEY TRAINER	1,739,140
WAFFLE	1,906,667
Sport Supply Group, Inc./ATEC U.S. Trademarks
Updated: August 22, 2000

TRADEMARK	APPL/REG. NO.
ATEC	1,902,873
ATEC	SN# 75/426,278
ATEC LOGO	1,899,058
AXIS	SN# 76/096,411
CASEY ATEC AND DESIGN	1,148,071
HITTING STREAK	2,271,727
PONZA ROOKIE	1,494,366
POWER HUMMER	SN# 75/425,494
ROOKIE	SN# 75/426,277
SFT	2,278,919
TUFFY	1,117,781
TUFFY SFT	2,224,290
Sport Supply Group, Inc./ATEC Chinese Trademarks
Updated: August 22, 2000

TRADEMARK	APPL/REG. NO.
ATEC AND DESIGN	SN# 9800061343
HITTING STREAK	1338154
NAMES UNDER WHICH SSG DOES BUSINESS AS OF EFFECTIVE DATE OF AGREEMENT
Sport Supply Group, Inc.
Alumagoal
Exhibit I — Page 2

DRAFT No. 8
December 20, 2000
For Purposes of Settlement Only
Pursuant to Rule 408
Athletic Training Equipment Company, Inc.
ATEC
Bulldog Mfg.
Casey ATEC & Design
Hitting Streak
Cata-Pole
Champion Barbell
LAK Co.
LAKCO, Inc.
Larry Black Sporting Goods, Inc. dba Varsity Sports
Larry Black Sporting Goods:
Monogramming Etc. and Varsity Sports
Larry Black Sporting Goods
Larry Black Sporting Goods, Inc. dba Varsity Sports
Beam Links Systems
BSN Corp.
BSN Sports
BSN West
Conlin Bros., Inc.
Conlin Bros. Sporting Goods
Curve Master
Fiber Sports
Fit ‘N Fun
Flag A Tag
Gamecraft, Inc.
GSC Sport
Junglebug Play Works
Learning in Motion
Learning Through Motion
Monogramming Etc.
New England Camp and School Supply
North American Recreation/NAR
Passon’s Sports
Port-A-Pit
Pro Base
Power Hummer
Pro Down
Rol Dri
Exhibit I — Page 3

DRAFT No. 8
December 20, 2000
For Purposes of Settlement Only
Pursuant to Rule 408
Rookie
Safesquat
SFT
Spaulding Athletic Goods, Inc.
Sport Supply Group, Inc. Employees’ Savings Plan
Sport Supply Group, Inc. Stock Purchase Plan
SSG
The Athletic Connection
Tuffy
US Games
Varsity Sports
Exhibit I — Page 4

FINAL
December 21, 2000
MARKS LICENSED TO SSG BY ANOTHER PARTY AS OF EFFECTIVE DATE OF AGREEMENT
AMF
Little League Baseball
Major League Baseball Properties
Maxpro
Voit
Walleyball
CAN PRO (Registration No. 1,189,327)
Court Cat and design (Registration No. 1,372,792)
Nylon Pro Bearing (Registration No. 1,184,954)
Big Mac and design (Registration No. 1,210,701)
X2L (Registration No. 1,269,377)
PREMIER PRODUCTS AND design (Registration No. 1,063,758)
PREMIER (Registration No. 1,073,498)
FIELD MASTER (Registration No. 698,940)
Official 97 League (Registration No. 1,124,967)
PROHIDE (Registration No. 934,416)
PROHIDE and design (Registration No. 993,788)
X10L (Registration No. 506,646)
97 (Registration No. 1,156,496)
Design D&M and D06 (Registration No. 608,672)
Flexlite (Registration No. 692,854)
HRK (Registration No. 1,013,000)
Jump Shot and design (Registration No. 993,787)
Official 97 League (Registration No. 343,288)
All other registered trademarks owned or used by MacGregor Sports Products Inc. as of February 7, 1992 except:
Harwood (Registration No. 993,791)
Pride (Registration No. 1,049,644)
Sand Knit (Registration No. 744,180)
Sand (Registration No. 744,181)
Exhibit I — Page 5

FINAL
December 21, 2000

Miracle Hice (gloves)	E27L	I-EDAN
Official	E27R	I-EDOA
OFFICIAL	G255	I-EDOM
Official and design	G258	I-EIC
Official League	G260	I-EICF
Official 97 League and	G266	I-EICF-2
design	G267	I-EICF-3
Radilace (gloves)	G273	I-EICH
Superhide (gloves)	G274	I-EICH-2
Super Skin (gloves)	G275	I -EXE
Wingback (gloves)	G276	LLH
DYNA-FLIGHT	G277	LLHS
X7L	G279	PBH
X2L	G280	PBHE
MXG	G280N	PBHES
MXY	G282	PBHS
MXJ	G285	S5B
X6000	G294	VIS
X280	G295	VIS-P
X3500	G296
X500	G297
X11LW	G351
X1OLW	G35A
X11L	G25B
X9L	G27B
77C	G27L
100-12	GM3
100CR	GM3B
10ODC	GP75
100SP	GP80
97	GRP4
97 and design	GRP6
B33	GRP7
B65	GBPN
B72C	GBYN
B73C	GLCKB
B74C	GLL
B75C	GLSM
B76C	GMK
B76V	GMR
B79C	GSLL
BLB	H140
BPV	H2139
BP7	HBC
E225	HML
E285	HCH
All other non-registered trademarks, tradenames and styles owned or used by MacGregor Sports Products, Inc. as of February 7, 1992.
Exhibit I — Page 6

FINAL
December 21, 2000
EXHIBIT J— APPROVED FORM OF LIMITED ASSIGNMENT
Exhibit K

Final 6/17/05
FIRST AMENDMENT TO RESTATED LICENSE AGREEMENT
THIS FIRST AMENDMENT TO RESTATED LICENSE AGREEMENT (“Agreement”), is dated as of May 1, 2005 (the “Effective Date”) by and between MacMark Corporation, a Delaware corporation (“MacMark”), Equilink Licensing Corporation, a Delaware corporation (“Equilink”) and Sport Supply Group, Inc., a Delaware corporation (“SSG”).
WITNESSETH:
WHEREAS, MacMark, Equilink and SSG entered into an Amended and Restated License Agreement dated effective as of December 21, 2000 (the “Restated License Agreement”);
WHEREAS, under the Restated License Agreement MacMark and Equilink have notified SSG of their intent to enter into an agreement renewing the Regent Agreement pursuant to that certain Licensing Term Sheet dated March 14, 2005, a copy of which is attached as Exhibit X (the “2005 Regent Term Sheet”) and has requested that SSG waive its right of first refusal under paragraph 10.1 of the Restated License Agreement with respect to the 2005 Regent Term Sheet;
WHEREAS, in connection with SSG’s waiver of its right of first refusal under paragraph 10.1 of the Restated License Agreement with respect to the 2005 Regent Term Sheet, MacMark and Equilink have agreed to expand SSG’s license rights under the Restated License Agreement;
WHEREAS, in connection with the foregoing, MacMark, Equilink, and SSG have determined to amend the Restated License Agreement as set forth in the First Amendment To Restated License Agreement;
NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the delivery, receipt and sufficiency of which are hereby acknowledged, the parties hereto amend the Restated License Agreement as follows:
1.	Definitions. For the purposes of this Agreement, the capitalized terms not otherwise defined in this Agreement shall have the same definitions as set forth in the Restated License Agreement. The singular includes the plural and vice versa as indicated by the context. Any term defined elsewhere in this Agreement shall have the meaning set forth in that definition wherever the term is used in this Agreement.
2.	Prior Agreements. This Agreement amends solely the below-identified and revised paragraphs of the Restated License Agreement by and among SSG, MacMark and Equilink, but does not otherwise affect the unrevised paragraphs of the Restated License Agreement or the 1992 Master Agreement as it pertains to any other parties to that agreement.
3.	Revision to Grant of License. Paragraph 3 of the Restated License Agreement entitled “Grant of License” is amended and restated in its entirety as follows:
3. Grant of License. Subject to the applicable use restrictions imposed by the Settlement Agreement dated April 9, 1981, among MacGregor Sporting Goods, Inc.,

Final 6/17/05
MacGregor-Doniger Inc., and The Brunswick Corporation, MacMark and Equilink hereby grant to SSG:
3.1	Exclusive License/Exclusive Customers/Domestic. The exclusive (including as to MacMark and Equilink) right and license to promote, advertise, merchandise, offer for sale, sell, and distribute all MacGregor-branded Products, through all Channels of Trade other than a Brick and Mortar Retail Store, to Exclusive Customers located in the Domestic Territory. MacMark and Equilink acknowledge that the right and license granted herein, includes, but is not limited to, the right for Exclusive Customers, who have purchased or agreed to purchase MacGregor-branded Products from SSG, to resell and distribute MacGregor-branded Products through all Channels of Trade (including, but not limited to, through E-Commerce and Brick and Mortar Retail Stores) and to any person or entity.

3.2	Exclusive License/Individual Customers and On-Line Sellers/Domestic. The exclusive (including as to MacMark and Equilink) right and license to promote, advertise, merchandise, offer for sale, sell, and distribute all MacGregor-branded Products, except the Otherwise Licensed Products, through all Channels of Trade other than a Brick and Mortar Retail Store, to Individual Customers and On-Line Sellers located in the Domestic Territory. MacMark and Equilink acknowledge that the right and license granted herein includes, but is not limited to, the right for On-Line Sellers, who have purchased or agreed to purchase MacGregor-branded Products from SSG, to resell and distribute MacGregor-branded Products, except the Otherwise Licensed Products, to any person or entity through E-Commerce.

3.3	Non-Exclusive License/All Customers/International. Subject to the requirements of the next sentence of this paragraph 3.3, the non-exclusive right and license to promote, advertise, merchandise, offer for sale, sell and distribute all MacGregor-branded Products, through all Channels of Trade, to any person or entity of any type located in the International Territory. This right and license is limited to promoting, advertising, merchandising, and offering for sale MacGregor-branded Products through English language catalogs, mailers, advertising and promotions; salespeople; and E-Commerce (including, but not limited to, the nonexclusive right and license to accept orders from customers who receive English language catalogs, mailers, advertising and promotions in the International Territory or who place orders through E-Commerce from the International Territory) and to fulfilling such orders by shipping MacGregor-branded Products to such customers located in the International Territory. Notwithstanding the foregoing, this right and license does not include the right of salespersons to make in-person sales visits to the premises of Brick and Mortar Retailers located in the International Territory that sell exclusively to Individual Customers for the purpose of selling MacGregor-branded Products. SSG recognizes that the rights granted under this paragraph 3.3 are nonexclusive and that MacMark may license others to sell MacGregor-branded products to customers located in the International Territory, subject to SSG’s rights under paragraphs 9, 10 and 11 of this Agreement.

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3.4	Non-Exclusive License/Individual Customers/Domestic and International. The non-exclusive right and license to promote, advertise, merchandise, offer for sale, sell, and distribute all Otherwise Licensed Products, including individual units of Otherwise Licensed Products, through E-Commerce via web sites owned or operated by or on behalf of SSG, and through telephone and mail sales, to Individual Customers located in the Domestic Territory or the International Territory.

3.5	Non-Exclusive License/On-Line Sellers/Domestic. The non-exclusive right and license to promote, advertise, merchandise, offer for sale, sell, and distribute all Otherwise Licensed Products, including individual units of Otherwise Licensed Products, through all Channels of Trade other than a Brick and Mortar Retail Store, to On-Line Sellers located in the Domestic Territory, that will resell and distribute Otherwise Licensed Products through: i) E-Commerce via web sites owned or operated by the On-Line Sellers; ii) or via web sites the On-Line Sellers operate for others, excluding only web sites operated for Brick and Mortar Retail Stores that are generally accepted as close-out or outlet stores. MacMark and Equilink acknowledge that the right and license granted herein includes, but is not limited to, the right for On-Line Sellers, who have purchased or agreed to purchase Otherwise Licensed Products from SSG, to resell and distribute Otherwise Licensed Products, to any person or entity through E-Commerce via the web sites authorized in this paragraph 3.5.

3.6	Non-Exclusive License/Excluded Customers’ Web Sites/Domestic and International. The non-exclusive right and license to promote, advertise, merchandise, offer for sale, sell, and distribute all MacGregor-branded Products, through E-Commerce via web sites owned or operated by or on behalf of Excluded Customers in the Domestic Territory or the International Territory, provided, however, SSG will be required to fill orders under this paragraph 3.6 by drop shipments directly to the Excluded Customers’ web site purchasers except as otherwise provided in this paragraph. Except as otherwise provided in this paragraph, SSG agrees that it shall not fill orders under this paragraph 3.6 by shipment to a distribution center or provider used to stock or fulfill orders in Excluded Customers’ Brick and Mortar Retail Stores. If an Excluded Customer uses a distribution center or provider to exclusively stock or fill orders made via a web site owned or operated by or on behalf of the Excluded Customer (collectively, a “Qualifying Distribution Center”), SSG, with the prior authorization of MacMark and Equilink, may make shipments of MacGregor-branded Products to the Qualifying Distribution Center for the Excluded Customer to use to fill orders made via a web site owned or operated by or on behalf of the Excluded Customer. To obtain the authorization of MacMark and Equilink to ship MacGregor-branded Products to a Qualifying Distribution Center (the “Requested Authorization”), SSG shall provide MacMark and Equilink with written notice of: (i) the identity of the Excluded Customer; and, as applicable, (ii) either the identity and location of the provider or the location of the distribution center. Unless MacMark and Equilink provide written notice to SSG that they reject the Requested Authorization within ten (10) days of their receipt

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Final 6/17/05
of the Requested Authorization, the Requested Authorization will be deemed approved. MacMark and Equilink shall not unreasonably withhold their approval and consent to the Requested Authorization provided that the identified distribution center or provider does not stock or fulfill orders in Excluded Customers’ Brick and Mortar Retail Stores. SSG agrees that it shall not knowingly sell or distribute MacGregor-branded Products to Excluded Customers to be offered for sale by Excluded Customers in their Brick and Mortar Retail Stores.
3.7	Non-Exclusive License to Display and Advertise. The non-exclusive right and license for SSG, customers of SSG who have or may purchase MacGregor-branded Products from SSG, and others authorized by SSG to display and otherwise promote, advertise, merchandise, and offer for sale all MacGregor-branded Products, through all Channels of Trade, anywhere in the Domestic Territory or the International Territory, to any person or entity of any type, including but not limited to Exclusive Customers, Individual Customers, On-Line Sellers, Excluded Customers, and the general public.

3.8	Non-Exclusive License to Manufacture, Source, Import and Export. The non-exclusive right and license to use, or to authorize others to use, the Trademarks anywhere in the world in connection with manufacturing, sourcing, importing and exporting of the Products anywhere in the world.

3.9	Domain Names. The exclusive right and license to promote, advertise, merchandise, offer for sale, sell, and distribute all MacGregor-branded Products using the domain names macteamsports.com, MacGregorTeamSports.com, and MacGregorSports.com in all cases and combination of cases and using all top level domains and suffixes (e.g., .sports, .earth, .USA, .biz, .info, .pro, .coop, .name, etc.) that are now available or may become available in the future (the “Domain Names”). SSG shall also have the exclusive right to register, administer and use, in the Domestic Territory and the International Territory, the Domain Names; provided, however, that the Domain Names shall be the property of MacMark. SSG will register MacMark as the owner of the Domain Names used by SSG. SSG’s use of the Domain Names during the term of the Agreement will inure to the benefit of MacMark, and, in the event this Agreement is terminated, SSG will transfer the administration of the Domain Names to MacMark.

3.10	Excluded Rights. Except as expressly provided in paragraphs 3.1 through 3.9, SSG shall have no right to sell or distribute MacGregor-branded Products to Excluded Customers in the Domestic Territory or to sublicense others to sell or distribute MacGregor-branded Products to Excluded Customers in the Domestic Territory. The rights granted to SSG herein also specifically exclude, without the prior written consent of MacMark or Equilink, the following: (a) the ability to own a Brick and Mortar Retailer using any of the Trademarks as part of the name of the store, and (b) the ability to use any of the Trademarks as part of SSG’s corporate name. Neither SSG’s use of the phrases “MacGregor Team Sports Licensee.” “MacGregor Team Sports,” “MacGregor Sports” nor SSG’s use of the

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Domain Names, including such use on catalogs, advertisements, the Internet, web pages, business cards, letterhead, facsimile cover sheets, stationery, phone messages and telephone usage, shall be deemed to conflict with this paragraph 3.10.

3.11	Procedure For Otherwise Licensed Products. SSG will implement reasonable procedures to ensure that Otherwise Licensed Products are not sold by SSG to Individual Customers in the Domestic Territory except in accordance with paragraphs 3.1 through 3.9 above. MacMark and Equilink acknowledge that SSG’s procedures will be sufficient if they are substantially similar to the procedures outlined in Exhibit D .

3.12	Premiums. SSG shall have the right to distribute MacGregor-branded Products to all or any customers without charge as promotional premiums in connection with purchases by those customers of other products from SSG, so long as the value of such premiums (based on the lowest sales price of the MacGregor-branded Product) does not exceed 10% of SSG’s annual gross sales of MacGregor-branded Products in any single Royalty Year. In the event the value of such premiums (based on the lowest sales price of the MacGregor-branded Product) does exceed 10% of SSG’s annual gross sales of MacGregor-branded Products in any single Royalty Year, SSG will include the value of the premiums (based on the lowest sales price of the MacGregor-branded Product and excluding Outbound Freight, taxes, returns and sales credits) over the 10% limit as a sale for purpose of calculating the Annual Royalty due under paragraph 4.1 for that Royalty Year. Notwithstanding the foregoing, this paragraph 3.12 shall not apply to the distribution of MacGregor-branded Products as samples and not as premiums.

3.13	Customer Classification. In the event a customer or a potential customer could fall within more than one customer classification, then the parties agree that the customer will be considered in the customer classification that provides SSG with the greatest rights to promote, advertise, merchandise, offer for sale, sell and distribute MacGregor-branded Products to that customer, provided that SSG complies with the provisions of paragraphs 3.1 through 3.6.
4.	Revision to Royalty and Royalty Reports. Paragraph 4 of the Restated License Agreement entitled “Royalty and Royalty Reports” is amended and restated in its entirety as follows:
4. Royalty and Royalty Reports.
4.1 Annual Royalties. SSG will pay to Equilink an annual royalty (the “Annual Royalty”) of 2% of annual gross sales (after deducting Outbound Freight, taxes, returns, sales credits and excluding all sales through Excluded Customers’ web sites pursuant to paragraph 3.6 above) of MacGregor-branded Products and Otherwise Licensed Products that exceed, for the applicable Royalty Year, $17 million; provided, however, that once SSG’s annual sales of MacGregor-branded Products and Otherwise Licensed Products, (excluding all sales through Excluded Customers’ web sites pursuant to paragraph 3.6)

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exceed $22 million, SSG is permitted to pay a reduced annual royalty of 1% on gross sales (after deducting Outbound Freight, taxes, returns and sales credits) of Closeouts of MacGregor-branded Products and Otherwise Licensed Products in those Royalty Years where SSG sells MacGregor-branded Products or Otherwise Licensed Products, as Closeouts. In no event shall the 1% royalty apply to more than 10% of total annual sales (after deducting Outbound Freight, taxes, returns, sales credits and excluding all sales through Excluded Customers’ web sites pursuant to paragraph 3.6) of MacGregor-branded Products and Otherwise Licensed Products in excess of $22 million. The guaranteed minimum Annual Royalty shall be One Hundred Thousand Dollars (U.S. $100,000.00) (the “Guaranteed Minimum Annual Royalty”), and the Guaranteed Minimum Annual Royalty shall be credited against the total Annual Royalty payable in any Royalty Year. The Annual Royalty shall be paid as follows: (a) Fifty Thousand Dollars (U.S. $50,000) on or before January 31 of each Royalty Year; (b) Twenty-Five Thousand Dollars (U.S. $25,000) on or before April 30 of each Royalty Year; (c) Twenty-Five Thousand Dollars (U.S. $25,000) on or before July 31 of each Royalty Year; and (d) the balance of any Annual Royalty due for a Royalty Year on or before the first September 30 following such Royalty Year.
4.2 Royalties on Sales through Excluded Customers’ Web Sites Pursuant to Paragraph 3.6. SSG will pay to Equilink an annual royalty (the “Annual Excluded Customer Royalty”) of 4% of annual gross sales (after deducting Outbound Freight, taxes, returns and sales credits) of MacGregor-branded Products and Otherwise Excluded Products sold through Excluded Customers’ web sites pursuant to paragraph 3.6, unless the Excluded Customers’ web sites are managed by third parties such as GSI Commerce, in which case, the royalty calculation described in paragraph 4.1 shall apply to such sales through Excluded Customers’ web sites. The Annual Excluded Customer Royalty shall be paid on or before the first September 30 following each Royalty Year.
4.3 Royalty Reports. In connection with its September 30 payment, SSG shall submit to Equilink a report of its annual gross sales (after deducting Outbound Freight calculated in accordance with paragraph 2.17, taxes, returns and sales credits) of MacGregor-branded Products and Otherwise Licensed Products during the preceding Royalty Year, which report shall be accompanied by a statement from SSG’s chief financial officer, controller, principal accounting officer, treasurer, chief operating officer, president or chairman that the report is correct in all material respects. SSG shall keep, for a period of at least three (3) years after the conclusion of the Royalty Year, accounting records showing the sales of MacGregor-branded Products and Otherwise Licensed Products in that Royalty Year. Upon receipt of a written request from Equilink, SSG will make available to Equilink or its authorized representative, at Equilink’s sole expense, such accounting records of SSG and its affiliates, assigns and sublicensees, reasonably necessary to verify SSG’s annual sales of MacGregor-branded Products and Otherwise Licensed Products in a Royalty Year for which SSG is obligated to maintain its accounting records under this Agreement as of the time the request is made. Once during each Royalty Year after the Effective Date of this Agreement and once after the termination of the Agreement in accordance with paragraph 6, Equilink shall be entitled to an independent audit of SSG’s accounting records by a Big 4 public accounting firm or a regional accounting firm that is mutually acceptable to the parties and, in either case,

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that is not the auditor for Equilink or any of its affiliates, including but not limited to MacMark and Riddell Sports, Inc., to determine SSG’s sales of MacGregor-branded Products and Otherwise Licensed Products for the previous two (2) Royalty Years. The audit shall be limited to the determination of SSG’s sales of MacGregor-branded Products and Otherwise Licensed Products for the previous two (2) Royalty Years, shall not include any Royalty Year previously audited, shall not include any period prior to July 31, 2000, and shall be conducted during normal business hours at SSG’s home office at a date and time to be mutually agreed upon by the parties. The cost of the audit shall be paid by Equilink unless the audit shows that SSG has understated sales of MacGregor-branded Products or Otherwise Licensed Products or overstated deductions for the Royalty Year in question by more than 10%, in which case SSG shall pay all of Equilink’s costs of the audit and any additional royalty that is due. Equilink, MacMark and its auditors agree to maintain the confidentiality of and not disclose to third parties the information SSG provides in connection with any such audit.
5.	Revision to Right of First Refusal as to Regent Products and Classes of Customers and Nonexclusive Right To Sell Regent Products To Individuals and On-Line Sellers. Paragraphs 10.1 and 10.2 of the Restated License Agreement entitled “Right of First Refusal” and “Nonexclusive Right To Sell Regent Products To Individuals and On-Line Sellers” are amended and restated in their entirety as follows:
10.1	Right of First Refusal. Equilink and MacMark grant to SSG the right of first refusal to all rights Regent Sports has or obtains under and in connection with the Regent Agreement, including all products licensed to Regent Sports, all classes of customers to whom Regent Sports is authorized to advertise and sell products and all Channels of Trade in which Regent Sports is authorized to advertise and sell products (the “Regent Rights”), in the event that the Regent Agreement is terminated, expires, or otherwise is no longer effective. To exercise this right of first refusal, SSG must match either (a) the best bona fide, third party offer Equilink or MacMark receives for the Regent Rights within ninety (90) days after the termination of the Regent Agreement (including any offer by Regent during that time period); or (b) if there is no such bona fide, third party offer, the original terms of the Regent Agreement. In the event SSG and MacMark, in connection with SSG’s exercise of this right of first refusal, agree to extend or expand the terms of the rights SSG acquires pursuant to this right of first refusal (for example, the length of the new agreement covering such rights), then such extended or expanded terms shall be subject to the mutual agreement of the parties. In the event SSG does not elect to exercise its right of first refusal, then Equilink and MacMark may enter into an agreement on the same terms offered to SSG (the “Offered Agreement”), provided however: i) the Offered Agreement will not conflict with this Agreement, including the rights granted to SSG in this paragraph 10; and ii) if Equilink and MacMark do not enter into the Offered Agreement within ninety (90) days of SSG notifying Equilink and MacMark that SSG is not exercising its right of first refusal, then SSG’s right of first refusal will be revived and the provisions of this paragraph 10.1 will continue to apply to any offer for all or part of the Regent Rights.

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SSG agrees to waive its right of first refusal solely under this paragraph 10.1, in connection with the 2005 Regent Term Sheet on the condition that prior to August 1, 2005, MacMark, Equilink and Regent enter into a final agreement on terms substantially similar to the terms contained in the 2005 Regent Term Sheet. SSG does not waive any other or future rights of first refusal under any paragraph of this Agreement, including this paragraph 10.1, or the Restated License Agreement.
10.2	Nonexclusive Right To Sell Regent Products To Individuals and On-Line Sellers. In the event that the Regent Agreement is terminated, expires, or otherwise is no longer effective and SSG does not exercise its right of first refusal for all of the rights granted to Regent Sports as set forth in paragraph 10.1 above, then Equilink and MacMark grant to SSG the nonexclusive right and license to promote, advertise, merchandise, offer for sale, sell and distribute the Otherwise Licensed Products (and all other products licensed to Regent Sports under the Regent Agreement) to Individual Customers and On-Line Sellers in the Domestic Territory, pursuant to the terms of this Agreement, with SSG paying royalties as set forth in paragraph 4 herein. In the event that SSG elects not to exercise its right of first refusal under paragraph 10.1 above, then Equilink and MacMark shall not: a) sell or offer to sell, or b) license any rights to offer for sale or sell, the Otherwise Licensed Products (or any other products licensed to Regent Sports under the Regent Agreement) via E-Commerce although SSG recognizes that a Brick and Mortar Retailer who purchases the Otherwise Licensed Products from a licensee will have the ability to resell the Otherwise Licensed Products on the Brick and Mortar Retailer’s own web site. Stated otherwise, neither Equilink nor MacMark will license to a third-party the right to sell the Otherwise Licensed Products (or any other products licensed to Regent Sports under the Regent Agreement) via E-Commerce, provided, however, SSG recognizes that a Brick and Mortar Retailer who purchases the Otherwise Licensed Products from a licensee will have the ability to resell the Otherwise Licensed Products on the Brick and Mortar Retailer’s own web site.

This paragraph 10.2 shall not apply in connection with SSG’s waiver of its right of first refusal under paragraph 10.1 as amended herein, in connection with the 2005 Regent Term Sheet.
6.	Revision to Exhibit C. Exhibit C to the Restated License Agreement is revised as hereto attached.
7.	Revision to Exhibit D. Exhibit D to the Restated License Agreement is revised as hereto attached.

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8.	Revisions to Paragraph Number References in Paragraphs 6 and 8. The following paragraphs contain paragraph number references that are changed due to the revisions referenced in the Agreement:
7.1 In paragraph 6.3.1 of the Restated License Agreement, reference to paragraph 3.8 is amended to paragraph 3.11.
7.2 In paragraph 6.3.9 of the Restated License Agreement, reference to paragraph 3.9 is amended to paragraph 3.12.
7.3 In paragraph 8.3 of the Restated License Agreement, reference to paragraph 3.4 is amended to paragraph 3.7.
9.	Entire Agreement; Amendment. This Agreement, including all Exhibits referred to in the Agreement, together with the unrevised terms of the Restated License Agreement (including all unrevised Exhibits referred to in the Restated License Agreement), contains the entire understanding by and among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous written or oral negotiations and agreements by and among them regarding the subject matter hereof except as otherwise expressly provided in paragraph 2 of this Agreement. Any reliance by any party on any prior or contemporaneous written or oral negotiations or statements would be unintended and unjustified. This Agreement may be amended only by a writing signed by all of the parties hereto.
10.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, each of the undersigned has caused its authorized representative to execute this Agreement to be effective as of the Effective Date.
MACMARK CORPORATION

BY: /s/
PRINTED NAME:
TITLE:

EQUILINK LICENSING CORPORATION

BY: /s/
PRINTED NAME:
TITLE:

SPORT SUPPLY GROUP, INC.

BY: /s/
PRINTED NAME:
TITLE:

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